SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

     This Share Exchange Agreement and Plan of Reorganization (this "Agreement"), dated as of the 13th day of September, 1999 by and between Guideline Capital Corporation ("Public Company"), a publicly held Delaware corporation, Vitafort International Corporation, a publicly held Delaware corporation ("Parent") and Hollywood Partners, Inc., a California corporation ("Company") and a subsidiary of Parent.

                                   WITNESSETH:

     Whereas Public Company desires to acquire all of the issued and outstanding capital stock of Company;

     Whereas  Parent  is  the  sole  holder  of  all  Company's   capital  stock
outstanding and Parent desires to transfer the same to Public Company in exchange for such consideration as is set forth herein;

     Whereas for United States federal income tax purposes the parties intend that (i) the Share Exchange will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

     Whereas the transactions evidenced hereby are to be submitted for approval by the boards of directors of each of Public Company, Company and Parent.

     Now, Therefore, in consideration of the premises and of the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which is hereby acknowledged, this Agreement is adopted as a reorganization pursuant to the Code and the parties agree as follows:

                                    ARTICLE I

                REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY

Public Company represents and warrants to Company and Parent as follows:

     1.1 Company Profile; Assets and Liabilities. Public Company is not currently conducting, and has never been engaged in, any business. Other than the costs associated with the transaction proposed herein, Public Company has no assets or liabilities of any nature, whether accrued, absolute, contingent, known or otherwise, except as disclosed in its audited financial statements for the year ended June 30, 1999.

     1.2 Financial Statements. Public Company has delivered audited financial statements dated, and for the fiscal year ended June 30, 1999, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a balance sheet dated June 30, 1999 and the following statements for the fiscal year then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows.

     1.3 Absence of Certain Changes. Since the date of the most recent financial statements delivered hereunder, Public Company has not:

(a) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

(b) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

(c) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except as related to the costs associated with the proposed transaction herein and to its transfer agent;

(d) Paid, discharged or satisfied any claims, liabilities or obligations, other than in the normal course of its business;

(e) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

(f) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

(g) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any director, officer or employee;

(h) Made any capital expenditure or commitment outside of its normal course of business;

(i) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder;

(j)  Made any change in any method of accounting or accounting practice;

(k) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible), to, or entered into any affiliate or associate of any of its directors or officers, except for directors' fees and compensation to officers at rates set forth in any Form 10-K or 10-KSB of Public Company filed with the Securities and Exchange Commission (the "SEC"), none of which shall result in any liability or indebtedness which shall survive this closing;

(l)  Entered into any transaction, contract or commitment;

(m) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of Public Company; or

(n) Agreed, whether in writing or otherwise, to take any action described in the foregoing clauses (a) through (m).

     1.4 Affirmative Representations Regarding Action of Public Company between Date of Financial Statements Delivered and Closing. Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, Public Company has conducted no business. Public Company will conduct no business through the date of Closing, as defined hereinbelow, except as specifically required in this Agreement.

     1.5 Employment Agreements; Benefit Plans. There is not currently any employment or severance agreement to which Public Company was or is subject, or by which it was or is bound. Further, no such agreements will arise in the future as a result of acts which have occurred previous to, or concurrent with, the date hereof. Further, Public Company is not subject to, nor has it established, a benefit plan, whether pursuant to the Code or otherwise, other than disclosed in Public Company's filings with the SEC. No shares of common stock, options to acquire common stock or other benefits have been issued under, or pursuant to, any such plan or arrangement.

     1.6 Permits and Licenses. The business of Public Company has complied and currently complies in all material respects with all applicable laws and regulations. Further, the business of Public Company does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

     1.7 Litigation. There is no litigation or proceeding pending or threatened against or relating to Public Company or its business. There is no factual basis, whether known or unknown, for any claim or action to be threatened or asserted against Public Company.

     1.8 Contracts, Agreements and Leases. Other than its agreement with its legal counsel and transfer agent, Public Company is not a party to any contracts, agreements, permits, licenses, plans, leases or similar arrangements. The obligations of Public Company owed to its legal counsel and transfer agent will be paid in full through closing by Public Company, without exception.

     1.9 Principal Stockholders. Attached hereto as Schedule 1.9 is a current list of its stockholders and as of the date of this Agreement and represents and warrants that no additional shares have been issued by the Public Company, nor is issuance of such additional shares contemplated as of the date of this Agreement, other than as described herein. The stockholder list is accurate and complete as of the Closing Date (as defined in paragraph 3.1(a)).

     1.10 Voting and Notice Requirements.

(a) On September 3, 1999, Public Company transmitted to all holders of record of securities of Public Company and concurrently filed with the SEC a Disclosure Statement (the "Disclosure Statement") pursuant to Section 14(f) of and Rule 14f-1 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") relating to the proposed changes in the majority of the board of directors of Public Company contemplated in connection with this Agreement.

(b) The affirmative vote by unanimous written consent of the holders of all outstanding shares of Public Company common stock (the "Public Company Stockholder Approval") is the only vote of holders of any class or series of Public Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Share Exchange and the Public Company's Restated and Amended Certificate of Incorporation. Filing and distribution of an information statement is not required under Section 14(c) or Rule 14c-2 under the Exchange Act, and the Public Company Stockholder Approval shall become effective immediately without Public Company having to file or deliver an information statement relating to such vote (the "Information Statement") to its stockholders pursuant to Rule 14c-2 under the Exchange Act.

     1.11 Authorization. Public Company has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement, the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.

     1.12 State Takeover Statutes. Public Company's board of directors has taken all action necessary to ensure that Section 203 of the Delaware General
Corporation Law does not apply to this Agreement and the transactions contemplated hereby by approving the transactions contemplated hereby, including the Share Exchange, pursuant to Section 203(a)(1) of such Law.

     1.13 Enforceable Obligations. This Agreement is a legal and binding obligation of Public Company, enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equitable principles.

     1.14 No Conflicts or Consents. The execution and delivery by Public Company of this Agreement and the performance of its obligations have not conflicted and will not conflict with the Certificate of Incorporation or Bylaws of Public Company or any provision of law, statute, rule or regulation or any judgment applicable to or binding upon Public Company, including the laws of the State of Delaware and federal securities laws, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Public Company of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Certificate of Incorporation or Bylaws of Public Company.

     1.15 Organization and Good Standing. Public Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business and enter into and carry out the transactions evidenced herein. Public Company is not qualified to do business or in good standing as a foreign corporation in any other jurisdiction. As of the date hereof, Public Company does not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity.

     1.16 Capitalization. Prior to execution of this Agreement, the stockholders of Public Company have adopted certain resolutions, including ratifying a 6 for 1 forward split of the common stock of Public Company and at the Closing (as defined in paragraph 3.1(a)) will cause a Certificate of Amendment to Public Company's Certificate of Incorporation in the form of Exhibit A hereto to be filed with the Delaware Secretary of State. As a result of the adoption of these resolutions and amendments, the authorized capital stock of Public Company will consist of 50,000,000 shares of common stock, $.001 par value, of which 3,000,000 of such shares are issued and outstanding, all fully paid for and nonassessable, and 5,000,000 shares of preferred stock, $.001 par value per share, of which no such shares are issued or otherwise outstanding. All references to the capitalization of Public Company in this Agreement reflect the changes so authorized by Public Company's stockholders.

     Public Company has no other outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Public Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom. All such shares were issued on or about August 31, 1989 pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the "33 Act"), Rule 504 thereunder and the general provisions of the '33 Act. Except as set forth in Schedule 1.16 hereto, in connection with such offering Public Company made all necessary filings with the SEC and all applicable state securities departments (collectively referred to as "State Registrations"). All SEC filings and State Registrations complied with all applicable laws, rules and regulations. No claims or actions have been threatened or asserted arising out of, or concerning, the offering documents used in such offering, SEC filings, State Registrations or the sale of securities of Public Company.

     1.17 Filing of Reports. Public Company is presently current in the filing of all reports required under Section 13 of the Exchange Act, including all reports on Form 10-QSB, 10-KSB and 8-K. Further, Public Company has filed all required reports of application of proceeds with the SEC and all applicable state securities departments on the appropriate forms. All forms, filings and reports, including but not limited to the offering materials, filed by Public Company with the SEC and each state securities department were complete and accurate and no statement contained in any document (including, without limitation, financial statements), certificate or other writing furnished or to be furnished by Public Company to Company or Parent pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading..

     1.18 Tax Filings. Except as set forth in Schedule 1.18 hereto, Public Company has duly filed all federal, state, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by any federal, state, local or foreign tax authorities. Further, the reserve for taxes, if any, reflected in the balance sheet delivered hereunder is adequate and there are no tax liens upon any property or assets of Public Company. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability. All deficiencies and assessments resulting from an examination of state, local, federal and foreign tax returns and reports have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. Public Company is not a "consenting corporation" within the meaning of
Section 341(f)(1) of the Code.

     1.19 Compliance With Law. Public Company is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the SEC and all applicable state securities departments. Further, Public Company has not received any notification that it is in violation of any laws, regulations or orders and, to the best knowledge of management of Public Company, no such violations exist. Neither Public Company nor any employee or agent of Public Company has made any payment to any person which violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

     1.20 Disclosure. No representations or warranties by Public Company in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate or other writing furnished or to be furnished by Public Company to Company or Parent pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to Public Company which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of Public Company.

     1.21 Officers' Certificates. At closing, the President of Public Company shall provide a certificate, dated as of the Closing Date and certified by the Secretary of Public Company, to the effect that:

(a) Public Company is not currently conducting, and has never been engaged in, any business other than in connection with this Agreement.

(b) Public Company has delivered audited financial statements dated, and for the fiscal year ended, June 30, 1999, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a balance sheet dated June 30, 1999, and the following statements for the fiscal year then ended: a statement of operations, a statement of stockholders' equity, and a statement of cash flows.

     Further, Public Company has delivered, or will deliver upon request of Company, all books and records, as well as all required substantiating documentation, to Company, which are necessary to compile financial statements for periods subsequent to the date of, and the periods covered by, the most recent financial statements delivered hereunder. Further, Public Company has delivered, or otherwise made available, true and correct copies of the Certificate of Incorporation and Bylaws of Public Company, minutes of all meetings of its directors and stockholders, true and correct copies of all filings made in respect of Public Company's initial public offering and such other and further material as has been requested.

(c) Since the date of the most recent financial statements delivered hereunder, Public Company has not (unless otherwise described herein):

     (1) Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

     (2)  Suffered  any  loss,   damage,   destruction  or  other  casualty
          materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

      (3) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability;

     (4)  Paid,   discharged  or  satisfied  any  claims,   liabilities  or
          obligations, other than in the ordinary course of its business;

     (5) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (6) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its
          properties   or  assets   (real,   personal  or  mixed,   tangible  or
          intangible);

     (7) Granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer or employee;

     (8) Made any capital expenditure or commitment other than in the normal course of its business or as disclosed herein;

     (9) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder to consummate the transaction proposed herein;

     (10) Made any change in any method of accounting or accounting practice;

     (11) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its directors or officers or any affiliate or associate of any of its directors or officers;

     (12) Entered into any transaction, contract or commitment other than as otherwise previously described to Parent in writing;

     (13) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of Public Company;

    (14) Agreed, whether in writing or otherwise, to take any action described in this paragraph of the Agreement;

(d) Between the date of the most recent financial statements delivered hereunder and the date of this Agreement, Public Company has conducted its business in the same manner as conducted before the date of such financial statements.

(e) There is not currently any employment or severance agreement to which Public Company was or is subject, or by which it was or is bound. Further, no such agreements will arise in the future as a result of acts which have occurred previous to, or concurrent with, the date hereof.

(f) There is no litigation or proceeding pending or, to Public Company's knowledge, threatened against or relating to Public Company, or its business.

(g) Public Company is not a party to any contract, agreement, permit, license, plan, lease or similar arrangement which will survive closing, other than its existing agreement with its transfer agent.

(h) The execution and delivery by Public Company of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provisions of law, statute, rule or regulation or any judgment applicable to or binding upon Public Company, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with the execution and delivery by Public Company of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein, has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation, as amended, or bylaws of Public Company.

(i) Except as set forth in Schedule 1.18 hereto, Public Company is in compliance with all laws, regulations and orders applicable to its business. Further, Public Company has not received any notification that it is in violation of any laws, regulations or orders and no such violations exist. Neither Public Company, nor any employee or agent of Public Company, has made any payment to any person which violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                              OF COMPANY AND PARENT

         Company and Parent represent and warrant to Public Company as follows:

     2.1 Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate powers required to carry on its business. Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of its properties or the nature of its business makes such qualification necessary.

     2.2 Voting Requirements. The affirmative vote of a majority of the board of directors of Parent at a duly noticed and held meeting of such board (the "Parent Board Approval") is the only vote of the board or shareholders of Parent or Company necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Share Exchange.

     2.3 Authorization. Upon approval of this Agreement by Parent's board of directors, Parent and the Company shall have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of its obligations and the obligations of Company hereunder.

     2.4 No Conflicts or Consents. The execution and delivery by Parent of this Agreement and its performance of those obligations set forth herein have not conflicted and will not conflict with the certificate or articles of incorporation or bylaws of Parent or Company or any provision of law, statute, rule or regulation or of any agreement or judgment applicable to or binding upon Parent or Company, including the laws of the States of Delaware or California, as applicable, and federal securities laws, nor will it result in the creation of any lien, charge or encumbrance upon any of its assets or properties, or upon those of Company. Other than the approval of Parent's board of directors, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company, or by Parent, of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Company or Parent is a party or by which either or all of them are bound.

     2.5 Enforceable Obligations. Subject to the approval of this Agreement by Parent's board of directors, this Agreement is a legal and binding obligation of Company and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights and general equitable principles.

     2.6 Capitalization. The authorized capital stock of Company consists of 1,000,000 shares of common stock, of which 1,000 are issued in outstanding and fully paid for and nonassessable. Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom.

     2.7 Financial Statements. Company shall deliver audited financial statements dated, and for the fiscal year ended, December 31, 1998, together with all notes thereto and unaudited financial statements dated, and for the six-month period ended June 30, 1999, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, and such other financial statements as may be required by the SEC or NASD Regulation, Inc., to Public Company on, before or after the Closing Date.

     2.8 Compliance With Law. Company is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the SEC and all applicable state securities departments. Further, Company has not received any notification that it is in violation of any laws, regulations or orders and, to the best knowledge of management of Company, no such violations exist. Neither Company nor any employee or agent of Company has made any payment to any person which violates any statutes or law required to be disclosed under applicable disclosure policies of the SEC.

     2.9 Other Information and Inspections. Company has made or will make available for inspection and copying all books and records of Company and has fully and completely furnished or will furnish to Public Company such information as has been requested.

     2.10 Disclosure. No representations or warranties by Company or Parent in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Company or Parent to Public Company pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statements of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to Parent or Company which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of Parent or Company.

                                   ARTICLE III

                         CLOSING AND EXCHANGE OF SHARES

      3.1      Terms of the Exchange.

          (a) On the date (the "Closing Date") of the closing (the "Closing") of the transactions contemplated hereby, Public Company shall cause to be delivered to Parent, in an acceptable form, certificates for 5,000,000 (post-split) shares of its $.001 par value voting common stock (the "Exchange Shares"), free and clear of all mortgages, pledges, claims, liens and other rights and encumbrances whatsoever. Parent shall not be diluted as a result of any debt, lien, encumbrance, action or liability, or any cost or expense related thereto of Public Company, or any breach of any representation or warranty of Public Company contained herein ("Subsequent Liabilities"). Accordingly, in addition to any other remedy, either in law or in equity, Parent shall be issued such additional shares of Common Stock of Public Company as may be required to off-set any such Subsequent Liabilities. The number of shares to be issued to Parent shall be determined as follows:
               (i) in the event shares are sold by Public Company to pay or satisfy the Subsequent Liabilities, Public Company shall issue such number of shares as are necessary to maintain the same percentage of ownership by Parent as they had before said issuance; or (ii) in the event Public Company does not issue additional shares to satisfy the Subsequent Liabilities, shares equal to the amount of the Subsequent Liabilities, with a per share value equal to the price per share or nearest equivalent thereto in the share transaction occurring closest in time to the Closing Date, will be issued to Parent.

          (b) The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any stockholder or creditor of Public Company, or any other person whatever.

          (c) Parent shall, in consideration for its receipt of the Exchange Shares, transfer and deliver to Public Company certificates representing all 1,000 of the issued and outstanding Company Shares owned by them. Public Company shall receive good and merchantable title to the Company Shares, which shall be transferred to Public Company free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever.

     3.2 Restrictions on Transfer. The Exchange Shares, when issued and delivered hereunder, will not be registered under the '33 Act and shall constitute "restricted securities" within the meaning of the '33 Act; provided, however, that Public Company hereby grants Parent a demand registration right, exercisable at any time after 90 days following the Closing Date, to have the resale of such shares registered under the '33 Act. In addition, Public Company agrees to cooperate with Parent in connection with any distribution of the Exchange Shares to Parent's stockholders, including through the preparation and filing by Public Company or Parent of appropriate registration statements information statements or other documents with the SEC. Parent shall execute and deliver to Public Company an investment letter satisfactory in form and substance to Public Company's counsel which states, among other things, that the Exchange Shares have been acquired for investment and with no present intent to make any resale, assignment, transfer or hypothecation of all or any part thereof unless registered or exempt from registration under the '33 Act and that the certificates representing the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the '33 Act, and consequently may not be resold, assigned, transferred or hypothecated unless registered under the '33 Act or, in the opinion of Public Company's counsel, an exemption from the registration requirements of the '33 Act is available for any such transaction.

     3.3 Changes in Capitalization of Public Company. If, between the date of the most recent financial statements of Public Company delivered to Company and Parent and the Closing Date, the outstanding shares of the capital stock of Public Company are found to have been increased, decreased, changed into or exchanged for a different number or kind of said shares or securities of Public Company through reorganization, reclassification, stock dividend stock split, reverse stock split or similar change in the capitalization of Public Company other than as contemplated in Exhibit A hereto, Public Company, at the election of Parent, shall issue and deliver to Parent such number of Public Company shares as will reflect an equitable adjustment of the Public Company shares specified in paragraph 3.1 of this Article III on account of any such increase, decrease, change or exchange. In the event of any such change in the capitalization of Public Company, all references to the shares herein shall refer to the number of Public Company shares as thus adjusted. However, it is specifically acknowledged, agreed and understood that the stockholders of Public Company have approved a proposal to undertake a "forward split" of the Public Company common stock, wherein 6 shares of common stock issued and outstanding will be exchanged for 1 share of common stock, as well as additional matters more specifically stated in the Disclosure Statement sent by Public Company to its stockholders, a copy of which is attached hereto as Exhibit B. The sole condition to the approval of such forward stock split is the successful consummation of the transaction proposed herein. Public Company shall have no obligation to issue any additional shares to Parent as described herein as a result of the aforesaid forward stock split. As part of the Closing, Public Company will also amend the Certificate of Incorporation to increase the authorized common stock to 50,000,000 shares, $.001 par value and to authorize the issuance of 5,000,000 shares of "blank check" preferred stock, $.001 par value per share pursuant to the filing of the Restated and Amended Certificate of Incorporation set forth in Exhibit A. As part of the Closing, Public Company will also adopt, with board of director and stockholder approval, a Stock Compensation Program, in the form of Exhibit C hereto, authorizing the issuance of up to 3,000,000 shares of Common Stock, par value $.001, giving effect to the stock split to be effected in the Certificate of Amendment and adopt, with board of directors approval the By-Laws in the form of Exhibit D hereto.

     3.4 Closing Date/Effective Date. The Closing Date of the transactions contemplated hereby shall be the business day following the date all of the conditions to the Closing set forth in paragraph 3.6 shall be satisfied or waived, and in no event later than October 15, 1999 or such other date as the parties may mutually agree. All representations of the parties hereto shall survive the Closing and the representations and warranties shall be made as in effect on the Closing Date.

     At the Closing, a Restated and Amended Certificate of Incorporation in the form of Exhibit A shall be executed and acknowledged by authorized officers of Public Company and filed by Public Company with the Secretary of State of the State of Delaware as provided by the Delaware General Corporation Law and, upon completion of such filing, the Share Exchange shall become effective as set forth herein. The time such filing becomes effective as provided by the Delaware General Corporation Law is referred to herein as the "Effective Time."

     3.5 Closing Documents and Actions.

     (a)  At the Closing Public Company shall:

      (1) Deliver to Parent certificates representing 5,000,000 shares of common stock issued in the name of Parent;

      (2) Deliver to Parent a certified copy of minutes of stockholder and directors, authorizing this transaction;

      (3) Deliver to Parent a certificate of good standing indicating Public Company's good standing and payment of all franchise taxes in Delaware;

      (4) Deliver to Parent a opinion of legal counsel acceptable to Parent, which, to the extent it addresses tax matters, shall not be required to be issued by Bryan Gianesin, Esq.;

      (5) Deliver to Parent a certificate of President pursuant to paragraph
          1.19;

     (6) Deliver to Parent resignation letters of all officers and directors of Public Company;

     (7)  Deliver  to  Parent  a  letter  from  Public  Company's   present
          independent certified public accountant, resigning from said position and further indicating that the basis of their resignation does not arise from any changes in or disagreements with the management of Public Company on any issue of accounting practices or procedures;

     (8)  Deliver to Parent for filing with the Delaware  Secretary of State
          a  duly  executed   Certificate  of  Amendment  of  Public   Company's
          Certificate of Incorporation in the form of Exhibit A;

     (9) File with the SEC and deliver to Public Company's stockholders the Information Statement or deliver to Parent, Company and Public Company the opinion described in paragraph 3.6(c); and

     (10) Cause to be filed with NASD Regulation, Inc. a Form 211 relating to the trading of Public Company's common stock by a NASD member broker/dealer.

     (b)  At the Closing, Company or Parent shall deliver to Public Company:

     (1) Certificates representing 1,000 shares of Company common stock, together with an assignment of said shares, separate from certificate;

     (2) A certified copy of minutes of the sole shareholder and the board of directors of Company, authorizing this transaction;

     (3) A certificate of good standing and tax clearance certificate indicating Company's good standing and payment of all franchise taxes in California;

     (4)  A legal opinion of counsel, acceptable to Public Company; and

     (5) A investment letter from Parent as contemplated in paragraph 3.2 relating to issuance of the Exchange Shares.

     3.6 Conditions to All Parties' Obligation to Close. The obligation of all parties to consummate the Share Exchange is subject to the satisfaction on or prior to the consummation of the Share Exchange of the following conditions:

          (a) The transactions contemplated hereby shall not be subject to or any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the transactions contemplated by this Agreement shall have expired or been terminated.

          (b) Public Company's Disclosure Statement shall have been transmitted to all holders of record of securities of Public Company.

          (c) Public Company's Information Statement relating to the transactions contemplated hereby shall have been filed with the SEC or Parent, Company and Public Company shall have received an opinion of counsel acceptable to Parent that such filing and the mailing or sending of such Information Statement to Public Company's stockholders is not required under Section 14(c) of and Rule 14c-2 under the Exchange Act and no stop order or similar order relating to such Information Statement or the transactions contemplated by this Agreement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC or any state securities regulator.

          (d) Company and Parent shall have received from Bryan Gianesin, Esq., counsel to Public Company, an opinion, dated as of the Closing Date, in form and substance acceptable to Company and Parent addressing the outstanding capital stock of Public Company.

          (e) Each of the Public Company Stockholder Approval and the Parent Board Approval shall have been obtained.

          (f)  Other than the filings provided for under  paragraphs  3.5(a)(8),
               (9) and (10) and filings pursuant to the HSR Act, all consents, approvals and actions of, filings with and notices to any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign ("Governmental Entity") required of Public Company, Company or Parent to consummate the transactions contemplated hereby shall have been obtained or made, all in form and substance reasonably satisfactory to Public Company, Company and Parent.

          (g) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Share Exchange, or
               (ii) which otherwise is reasonably likely to be materially adverse to the business, assets, results of operations or financial condition of such any of Public Company, Company or Parent, except for any events or states of facts relating to (a) the food products, product licensing or Internet industries in general, and not relating specifically to the business of Public Company, Company or Parent, as the case may be, or (b) the economy of the United States or the world, in general, and not relating specifically to the business of Public Company, Company or Parent (any such fact or event with respect to any such party, a "Material Adverse Effect"); provided that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     3.7 Conditions to Parent's and Company's Obligation to Close. The obligation of Parent and Company to consummate the Share Exchange is further subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) The representations and warranties of Public Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Public Company, Company or Parent and Parent shall have received a certificate of the President of Public Company as to the satisfaction of this condition.

          (b) Public Company shall, in all material respects, have performed and complied with all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Company and Parent have received a certificate of the President of Public Company as to the satisfaction of this condition.

          (c) Parent shall have received from its independent public accountants an opinion that the transactions contemplated hereby will not adversely affect or limit the net operating losses of Parent, including under Section 382 of the Code.

          (d) Public Company's board and stockholders, as necessary or appropriate, shall have duly approved the Restated and Amended Certificate of Incorporation and the Bylaws of Public Company in the Forms of Exhibit A and Exhibit D hereto, respectively;

          (e)  Warner  Bros.   Consumer   Products   shall  have  consented  the
               assignment of its contracts with Parent to the Company and, to the extent necessary, the Share Exchange;

          (f) Parent and Company shall have received all of the documents to be delivered by Public Company under paragraph 3.5(a).

          (g) At any time after the date of this Agreement there shall not have occurred and be continuing as of the Closing Date any Material Adverse Effect on Public Company.

          (h) The Restated and Amended Certificate of Incorporation shall have been filed as required under Sections 103 and 242 of the Delaware General Corporation Law.

          (i) None of the holders of the outstanding securities of Public Company shall be entitled to dissenters' rights under Section 262 of the Delaware General Corporation Law.

          (j) Parent's nominees to the board of directors of Public Company pursuant to paragraph 6.1 shall have been duly appointed to Public Company's board of directors pursuant to Section 223 of the Delaware General Corporation Law.

     3.8 Conditions to Public Company's Obligation to Close. The obligation of Public Company to consummate the Share Exchange is further subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) The respective representations and warranties of Parent and Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of representations and warranties of Parent and Company, where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, Company or Public Company, and Public Company shall have received a certificate of the President of Company as to the satisfaction of this condition by Company and a certificate of an executive officer of Parent as to the satisfaction of this condition by Parent.

          (b) Parent and Company shall, in all material respects, have performed or complied with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Public Company shall have received a certificate of the President of Company as to the satisfaction of this condition by Company and a certificate of an executive officer of Parent as to the satisfaction of this condition by Parent.

          (c) At any time after the date of this Agreement there shall not have occurred and be continuing as of the Effective Time any Material Adverse Effect on Parent or Company.

     3.9 Frustration of Closing Conditions. None of Public Company, Company or Parent may rely on the failure of any condition set forth in paragraph 3.6, 3.7, or 3.8, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Share Exchange and the other transactions contemplated by this Agreement, as required by and subject to Sections 6.4 and 7.1.

                                   ARTICLE IV

                         COVENANTS OF COMPANY AND PARENT

     Parent and, insofar as it has the power to direct Company by ownership of voting securities or otherwise, Company (Company and Parent being collectively referred to below as the "Company Parties"), covenant and agree that:

     4.1 Transactions. Prior to the Effective Date, the Company Parties will carry on Company's business diligently and substantially in the same manner as heretofore conducted and as contemplated by Parent and Company to be modified in connection with the transactions contemplated hereby (which shall include pursuing strategic acquisitions), and will not enter into any transactions which would singly or in the aggregate be materially adverse to Company' business, prospects or financial condition, taken as a whole.

     4.2 Conduct of Business. Prior to the Effective Date:

          (a) The Company Parties will not (i) permit or do or cause to be done anything which Company has represented in Article II not to have been done, except as otherwise permitted in this Agreement or consented to by Public Company in advance and in writing; (ii) make or permit any amendment to Company's Articles of Incorporation or bylaws; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Company's common stock, nor cause or permit the issuance of any additional shares of Company's common stock; (iv) to the best ability of the Company Parties, permit or do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which Company is a party; (v) to the best ability of the Company Parties, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Company; or (vi) organize any subsidiary of Company, or acquire or permit the acquisition of any equity interest in any other business or entity, with the exception of proposed transactions of the type disclosed herein in Exhibit E.

          (b) Prior to the Effective Date: To the best of their ability, the Company Parties will: (i) maintain Company's books, accounts, and records as now being maintained, on a consistent basis; (ii) maintain Company's properties in good repair; (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to Company or its business or any license or permit issued to Company; and (iv) take each and every step necessary to preserve the charter issued by the State of California, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     4.3 Issuance of Additional Securities. Except as contemplated in connection with the stock compensation program, the form of which is attached hereto as Exhibit C, prior to the Effective Date, Company shall not issue or permit the issuance of any common stock of Company or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of Company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of Company, or any option or similar right to acquire such securities.

     4.4 Board Approval. Promptly following the execution and delivery of this Agreement, Parent shall take all steps required to submit this Agreement and the transactions contemplated hereby to Parent's board of directors for Parent Board Approval.

                                    ARTICLE V

                           COVENANTS OF PUBLIC COMPANY

     5.1 Effectuation of this Agreement. Public Company covenants and agrees that, prior to the Effective Date: Public Company will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorizations of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     5.2 Stockholder Approval. Prior to or promptly following the execution of this Agreement, Public Company shall take all steps required to obtain the Public Company Stockholder Approval of this Agreement and all transactions contemplated hereby and, unless the opinion referred to in paragraph 3.6(c) shall have been provided at the Closing, file and prosecute the Information Statement with the SEC so that Public Company may act upon such Public Company Stockholder Approval. Public Company shall cause the filing of the Information Statement, if required to be made, to be granted confidential treatment by the SEC pursuant to Rule 14c-5(d)(2) under the Exchange Act.

     5.3 Conduct. Public Company covenants and agrees that, prior to the Effective Date:

          (a) Public Company will not (i) permit or do or cause to be done anything which Public Company has represented in Article I not to have been done, except as otherwise permitted in this Agreement, or consented to by Parent in advance and in writing; (ii) make or permit any amendment to the Public Company Certificate of Incorporation or Bylaws, other than those matters included in Exhibits A or D hereto and such other amendment or restatements of the Bylaws as Parent shall request, which shall be adopted by Public Company, effective on the Effective Date; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Public Company's capital stock, other than as disclosed in Exhibit A; (iv) to Public Company's best ability, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Public Company.

          (b) To the best of its ability, Public Company will: (i) maintain its books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule, regulation or ordinance whatsoever applicable to Public Company; and (iii) take each and every step necessary to preserve the charter issued by the State of Delaware, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     5.4 Access. Public Company agrees that it will allows Company Parties directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its affairs as the Company Parties may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement.

                                   ARTICLE VI

                               ADDITIONAL COVENANT

     6.1 Public Company Governance after Effective Time. The parties agree that after the Effective Time, Public Company shall have a corporate governance structure reflecting that the Company's management prior to the consummation of transactions contemplated herein and as intended to be modified by Company as provided herein shall be instituted. Without the intention to interfere with the rights and powers of Public Company's stockholders and Public Company's board, each of the parties will recommend to their respective shareholders and boards, as applicable, the following:

          (a) Public Company's Certificate of Incorporation and By-Laws. The Certificate of Incorporation of Public Company following the Effective Time shall be amended and restated as reflected in Exhibit A hereto and the By-Laws of Public Company following the Effective Time shall be amended as reflected in Exhibit D hereto, in each case with such changes as shall be in form and substance reasonably acceptable to Parent.

          (b) Public Company's Board of Directors. The board of directors of Public Company following the Effective Time shall be composed of the nominees of Parent made immediately prior to the Effective Time, who shall be appointed by Public Company's resigning directors.

     6.2 Access to Information; Confidentiality.

          (a) Each of Company and Public Company shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Company and Public Company shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this paragraph 6.2 shall affect any representation or warranty given by the other party hereto.

          (b) Each of Parent, Company and Public Company will hold and will cause each of their respective officers, directors, employees, attorneys, investment bankers and other advisors ("representatives") to hold in strict confidence (unless compelled to disclose by judicial or administrative process) all non-public information obtained, whether prior to or after the date of this Agreement, from or provided on behalf of the other party, except to the extent that such information can be shown to have been (i) previously known or independently developed by the party receiving such information, (ii) in the public domain through no fault of the receiving party, or (iii) later lawfully acquired by the receiving party from other sources not known by the receiving party to be bound by confidentiality obligations
               (the "Confidential Information"). Each of Parent, Company and Public Company will, and will cause each of their respective representatives to, use the Confidential Information received by it solely in connection with its evaluation of the transactions contemplated by this Agreement and in furtherance of the consummation of such transactions in accordance with the terms of this Agreement. In the event of the termination of this Agreement, each of Parent, Company and Public Company will, and will cause each of their respective representatives to, (x) maintain the confidentiality of the Confidential Information, and
               (y) return all written Confidential Information promptly upon the written request of the other party. In addition, each of Parent, Company and Public Company, as a result of their receipt of Confidential Information will, and will cause each of their respective representatives not to, solicit any employee of the other for employment, provided that each of Parent, Company and Public Company may engage in general solicitations of employment not specifically directed to employees of Parent, Company and Public Company, as the case may be.

     6.3 Takeover Statute. Parent, Company and Public Company shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the this Agreement or any of the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

     6.4 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     6.5 Indemnification.

          (a) Public Company hereby agrees to indemnify and hold harmless the Company Parties and each of their respective officers, directors, managers and members from and after the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement or any breach of any covenants set forth in this Agreement. The indemnification provided for in this paragraph 6.5(a) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) Each of the Company Parties agrees to indemnify Public Company and each of its officers, directors, managers and members as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement or because of any breach by them of any covenants set forth in this Agreement. The indemnification provided for in this paragraph 6.5(b) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (d) If any party entitled to indemnification under this paragraph 6.5 (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other person of any claim or of the commencement by any such person or any action (a "Third-Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to this paragraph 6.5 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third-Party Claim (the "Indemnification Notice"); provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 6.5 shall not relieve the Indemnifying Party of its obligations under this
               Section 6.5, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount of the Damages that has been paid or reasonably expects to pay or incur (in accordance with GAAP) by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third-Party Claim (including court papers).

          (e) If, promptly after receipt by the Indemnifying Party of notice of any Third-Party Claim as provided in paragraph 6.05(d), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third-Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third-Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third-Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third-Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

          (f) No Third-Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party.

          (g) At the election of Parent, the payment for any indemnification under this paragraph 6.5 by Public Company may be satisfied through the issuance of additional shares of Public Company Common Stock as provided in clause (ii) of paragraph 3.1(a).

     6.6 Publicity and Filings. The parties agree that all press releases, shareholder communications, filings with the SEC or other governmental agency or body and other information and publicity generated by any party hereto regarding the transactions contemplated in this Agreement shall be reviewed and approved by the other parties hereto and their counsel before release or dissemination to the public or filing with any governmental agency or body whatever. The parties further agree to cooperate in effecting and promptly mailing or sending to all security holders of Public Company entitled thereto the Information Statement.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Further Assurances. At any time and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

     7.2 Waiver.

          (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     7.3 Brokers. Each party represents to every other party that no brokers or finders have acted for it in connection with this Agreement and that no obligations of Public Company, Company and Parent need to be satisfied as of the date of this Agreement.

     7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to the respective addresses set forth on the signature page of this Agreement.

     7.5 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties and relating to the transactions evidenced hereby or the subject matter hereof.

     7.6 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all the parties hereto.

     7.7 Severability. In the event that any provisions of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provisions to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     7.8 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "paragraphs," "Exhibits" and "Schedules" are intended to refer to paragraphs of this Agreement and Exhibits and Schedules to this Agreement.

     7.9 Fees and Expenses. The fees and expenses of amending and restating Public Company's Certificate of Incorporation, acquiring a ticker symbol and a CUSIP number and similar third-party costs not addressed in this paragraph shall be borne by Company. All other fees and expenses incurred in connection with the Share Exchange, SEC filings, state securities filings, NASD Regulation, Inc.
filings, this Agreement and the other transactions contemplated by this Agreement shall be borne by the party incurring such fees or expenses, whether or not the Share Exchange is consummated, provided, however, that expenses of Public Company incurred prior to the Effective Time shall not be paid by or became an obligation of Public Company but shall be paid by Public Company's stockholders.

     7.10 Headings. The article and paragraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     7.12 Counterparts; Effectiveness. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Parent or its counsel and Parent and its counsel will provide all of the parties hereto with a copy of the entire Agreement.

     7.13 Third-Party Beneficiaries. This Agreement is solely between the named parties hereto and except as specifically provided no director, officer, stockholder, employee, agent, independent contractor, or any other person shall be deemed to be a third-party beneficiary of this Agreement.

     7.14  Survival  of   Representations,   Warranties   and   Covenants.   The
representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

     7.15 Legal Counsel. The parties hereby acknowledge that they have each consulted independent legal counsel in respect of all matters leading to, and including, the transactions evidenced hereby.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date and year first above written.

                                         GUIDELINE CAPITAL CORPORATION,
                                         a Delaware corporation


                                         By:/s/ Adam R. Stull
                                            ---------------------------------
                                            Adam R. Stull, President


                                         HOLLYWOOD PARTNERS, INC.,
                                         a California corporation


                                         By:/s/ Mark Beychok
                                            ---------------------------------
                                             Mark Beychok, President


                                        VITAFORT INTERNATIONAL CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Mark Beychok
                                           ----------------------------------
                                           Mark Beychok, President

                                    EXHIBIT A

            FORM OF RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

                              RESTATED AND AMENDED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GUIDELINE CAPITAL CORPORATION


     GUIDELINE CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, was originally incorporated under the name of Guideline Capital Corporation; the original date of incorporation was August 31, 1989; this Restated and Amended Certificate of Incorporation was duly adopted in accordance with Sections 245, 242 and 103 of the Delaware General Corporation Law, and

DOES HEREBY CERTIFY:

     FIRST. That by the unanimous written consent of the Board of Directors of Guideline Capital Corporation, this Restated and Amended Certificate of Incorporation of Guideline Capital Corporation (the "Certificate") was ratified, confirmed and approved.

     SECOND. That the Board hereby desires to restate and amend the Certificate of Incorporation of this Corporation in its entirety, as follows:

          FIRST. The name of this corporation is:

          Hollywood Partners.com, Inc.

          SECOND. Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, in the City of Wilmington, County of New Castle, 19808-6192 and its registered agent at such address is Delaware Business Incorporators, Inc.

          THIRD. The purpose or purposes of this Corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

          FOURTH: The Corporation is authorized to issue two classes of shares of stock, common stock and preferred stock. The total number of shares of stock which the Corporation shall have authority to issue is Fifty-five Million (55,000,000) shares, consisting of Fifty Million (50,000,000) shares of common stock, par value $.001 per share, designated as Common Stock (the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.001 per share, designated as Preferred Stock (the "Preferred Stock").

          A. Preferred Stock. The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

               1. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

               2.   whether   dividends,   if  any,   shall  be   cumulative  or
                    non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

               3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

               4. the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               5. whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

               6. the voting powers, if any, and whether such voting powers are full or limited in such series;

               7. the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

               8. the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               9. any other relative rights, preferences and limitations of that series.

          B. Common Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise. In addition, the Class A Common Stock shall be subject to the express restrictions set forth below in this Section B.

          C. Stock Split. That, upon the filing date of this Restated and Amended Certificate of Incorporation (the "Effective Date"), a six-for-one split of the Corporation's Common Stock shall become effective, pursuant to which each share of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and divided into six shares of Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent six shares of Common Stock from and after the Effective Date.

          FIFTH: A. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:


               1. to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

               2. from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

          B. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

          SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than nine and shall be fixed from time to time in the manner described in the Bylaws.

          B.   Unless  and  except  to  the  extent   that  the  Bylaws  of  the
               Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          C. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III, at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation under Section 103 of the GCL or, in the event the Corporation is then subject to Section 2115 of the California Corporations Code, the date of the first annual meeting of stockholders hereafter when the Corporation shall have at least 800 stockholders as determined under Section 2115 of the California Corporations Code (hereinafter, the "First Meeting"). The Directors first appointed to Class I at the First Meeting shall hold office for a term expiring at the annual meeting of the stockholders immediately following the First Meeting; the Directors first appointed to Class II shall hold office for a term expiring at the second annual meeting of the stockholders following the First Meeting; and the Directors first appointed to Class III shall hold office for a term expiring at the third annual meeting of the stockholders following the First Meeting. Members of each class shall hold office until their successors are elected and qualified. Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. Notwithstanding the foregoing, if at the time of any annual meeting of stockholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the Directors shall be elected at such annual meeting for a one year term only. If at the time of any subsequent annual meeting of stockholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially elected shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the stockholders, respectively; thereafter successors to each Class shall be elected in the accordance with the fourth sentence of this paragraph.

          D. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time for cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          E. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

          F. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would at the time have if there were no vacancies shall shorten the term of any incumbent director.


          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article SEVENTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

          EIGHTH: Except as may be expressly provided below in this Article EIGHTH, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this
     Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article EIGHTH; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law; and provided, further, that the affirmative vote of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the provisions of Article FIFTH, Article SIXTH or Article EIGHTH of this Certificate of Incorporation, unless such amendments or changes are approved by a majority of the directors of the Corporation not affiliated or associated with any person, other than Vitafort International Corporation, holding (or which has announced an intention to acquire) 20% or more of the voting power of the then outstanding Voting Stock, voting together as a single class.

          THIRD. That this Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH. That the capital of said corporation shall not be reduced under or by reason of the Certificate.

          In Witness Whereof, said corporation has caused this Certificate to be signed by __________, its Secretary, this ___ day of September, 1999.


                                              ________________________________
                                              _____________________,Secretary

                                   EXHIBIT B

                              DISCLOSURE STATEMENT

                              INFORMATION STATEMENT

                               UNDER RULE 15c2-11
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                            HOLLYWOOD PARTNERS, INC.
                             a Delaware Corporation
                (formerly known as Guideline Capital Corporation)

                       1800 Avenue of the Stars, Suite 480
                          Los Angeles, California 90067
                             Telephone: 310-552-0555



          The date of this Information Statement is September 14, 1999

                                TABLE OF CONTENTS

                        Items required under Rule 15c2-11

         Item No.                                                                              Page

         Item 15c2-11 (a) (5) (i).............................................................   3
         Item 15c2-11 (a) (5) (ii) ............................................................  3
         Item 15c2-11 (a) (5) (iii) ...........................................................  3
         Item 15c2-11 (a) (5) (iv) ...........................................................   3
         Item 15c2-11 (a) (5) (v) ............................................................   3
         Item 15c2-11 (a) (5) (vi)...........................................................    3
         Item 15c2-11 (a) (5) (vii) .........................................................    4
         Item 15c2-11 (a) (5) (viii).........................................................    4
         Item 15c2-11 (a) (5) (ix) ..........................................................    4
         Item 15c2-11 (a) (5) (x) ...........................................................    5
         Item 15c2-11 (a) (5) (xi) ..........................................................    5
         Item 15c2-11 (a) (5) (xii)..........................................................    5
         Item 15c2-11 (a) (5) (xiii) ........................................................    5
         Item 15c2-11 (a) (5) (xiv) .........................................................    5
         Item 15c2-11 (a) (5) (xv) ..........................................................    5
         Item 15c2-11 (a) (5) (xvi) .........................................................    6
         Further description of Items .......................................................    6-12



The information contained in this Information Statement is provided in response to the requirements under Rule 15c2-11 under the Securities Act of 1934, as amended. Such information is provided by Hollywood Partners, Inc., (the "Company" or "Issuer") and is current in relation to the date set forth on the cover page of this Information Statement.

                      INFORMATION AND DISCLOSURE STATEMENT

All information contained in this Information and disclosure Statement has been compiled to fulfill the disclosure requirements of Rule 15c2-11 (a) (5) promulgated by the Securities Exchange Act of 1934, as amended. The enumerated items and captions contained herein correspond to the format as set forth in the rule.

Item 15c2-11 (a) (5) (i)   Exact name of Issuer:

     The exact name of the Issuer is Hollywood Partners, Inc., a Delaware Corporation (herein after referred to as the "Company" or "Issuer").

Item 15c2-11 (a) (5) (ii)  Address of Issuer's principle executive office:

     Principle executive office of the Issuer is located at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

Item 15c2-11 (a) (5) (iii) Issuer's state of incorporation:

     The Issuer was organized under the corporate laws of the State of Delaware on August 31, 1989 under the name of Guideline Capital Corporation. Attached hereto is a copy of the Company's Certificate of Incorporation and By-Laws. The Company's fiscal year end is June 30th.

Item 15c2-11 (a) (5) (iv)  Exact title and class of Issuer's securities:

     The Issuer has one (1) class of equity securities authorized, issued and outstanding, that being, Common Stock with full voting rights.

Item 15c2-11 (a) (5) (v)   Par or stated value of Issuer's securities.

     The Issuer's Common Stock has a par value of $.001 with 50,000,000 shares authorized. The Issuer's Preferred Stock has a par value of $.001 with 5,000,000 shares authorized.

     Item 15c2-11 (a) (5) (vi) Number of shares or total amount of Issuer's securities outstanding as of September 13, 1999 (not the end of the Issuer's most recent fiscal year).

     The total number of Common Shares outstanding as of September 13, 1999 (as of merger date) was 8,000,000. As a result of the Share Exchange Agreement and Plan of Reorganization between the Company and Vitafort International Corporation, a Delaware corporation and Hollywood Partners, Inc., its subsidiary ("HPI"), a California corporation, effective September 13, 1999, the shareholders of the Issuer authorized a 6 to 1 forward split of all pre-merger shares (from 500,000 to 3,000,000) and issued 5,000,000 shares of its restricted common stock to the shareholders of Issuer in exchange for all of the issued and outstanding shares of HPI. Accordingly, the Issuer had a total of 8,000,000 common shares of its stock outstanding after concluding the merger.

Item 15c2-11 (a) (5) (vii) Name and address of Issuers transfer agent:

     The Transfer Agent for the Common shares of the Issuer's Common Stock is Alpha Tech Stock Transfer, located at 4504 South Wasatch Boulevard, Suite 205, Salt Lake City, Utah 84124, Phone Number (801) 278-1777.

Item 15c2-11 (a) (5) (viii) Nature of Issuer's business:

     In the fall of 1997, the Company was formed to develop market and distribute licensed snacks to food retailers across the country. The marketing strategy was to create immediate consumer awareness for its snack foods by leveraging well-known entertainment licenses. This initiative was executed in the fourth quarter of 1997, when the Company signed its first licensing agreement with Universal Studios for the rights to pretzels and popcorn under "The Lost World: Jurassic Park" brand. In early 1998, the Company signed its second licensing agreement, this time with Warner Bros. for the rights to the classic property "The Wizard of Oz." This partnership with Warner Bros. provided the Company an opportunity to sell gummy candy, lollipops, and marshmallows under "The Wizard of Oz" brand. Over the first 12 months of the agreement, the Company sold over $2.6 million of these snacks to thousands of stores throughout the country, including Wal-Mart, Sam's Club, Albertsons, Safeway, H.E.B., Winn-Dixie and many others.

     In addition to the Company's current marketing strategy, it has developed a comprehensive Internet direct marketing business model. The Company will initiate this plan by leveraging both its entertainment and food industry expertise and relationships. This will be accomplished by creating synergistic partnerships with leading food manufacturers and entertainment companies. The Company's World Wide Web site, "HollywoodPartners.com" will become a destination site for exciting sweepstakes and giveaways that is integrated with content that fits the lifestyle of people in the 18-44 year old age group. This will include links to entertainment content such as digital music and film, animation, and games. In addition, the Company will drive traffic by sponsoring sweepstakes for events such as the "Gravity Games," an alternative sports event sponsored by Peterson Publishing and the NBC network that will appear in time previously held for NFL football on the NBC television network. In its Internet marketing strategy, the Company will form partnerships with companies that target young people who snowboard, skateboard and enjoy an alternative lifestyle. To further drive web traffic, the Company will promote its Internet sweepstakes on the packaging of its products. By leveraging its licensed products, the Company will be able to drive considerable traffic to its web site, giving it both an online and offline brand presence. The Company will also team up with other consumer goods manufacturers by creating Internet Promotion for their products. The consumer will register at the site, providing detailed demographic information that can later be used to market specific products back to them with their permission. This will allow the Company to create valuable data bases targeted at extremely specific markets. The first three sweepstakes have already been scheduled and are currently under development. In addition to the Gravity Games sweepstakes, the Company will do a partnership with Warner Bros. that will be featured in more than 4 million "The Wizard of Oz" videos being distributed and sold in the upcoming months. "The Wizard of Oz" sweepstakes will run through the end of the year. The third event scheduled is tied to the introduction of "Peanut Squeeze," the first squeezable peanut snack, currently being introduced by Visionary Brands. This sweepstakes is being promoted through both print media and point of purchase displays. This strategy will expand in the upcoming months as the Company continues executing both sweepstakes and giveaways with retailers, manufacturers, and entertainment companies.


Item 15c2-11 (a) (5) (ix)  Nature of Issuer's products or services rendered:

     The Issuer develops, markets and distributes snack foods and entertainment branded food products for a broad consumer audience. It provides promotions and sweepstakes through its site on the World Wide Web. The Company also provides entertainment content on its site. The Company provides business customers with demographic information about the consumers who have registered at the web site.

Item 15c2-11 (a) (5) (x)   Nature and extent of Issuer's facilities:

     The Issuer currently has its principal executive offices located at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067. The Issuer presently has no manufacturing or warehouse facilities. . Item 15c2-11 (a) (5)
(xi) Chief Executive Officers and members of the Board of Directors:


         Name:                      Title:                                     Term of Office:
         Mark Beychok               Chairman of the Board                      3 years
         John Coppolino             Director                                   3 years
         Eugene Scher               Director                                   3 years
         Lee Lambert                President, Secretary and Treasurer         Until next annual meeting


The Company's  next annual  meeting of  shareholders  is scheduled to be held in
_______.

Item 15c2-11 (a) (5) (xii) Issuer's most recent balance sheet, profit and loss and retained earnings statement:

     The Issuer's (and the merging entities) most recent financial statements (prior to consolidation) are attached to this Information Statement.

Item 15c2-11 (a) (5) (xiii) Issuer's financial statement for the two years preceding fiscal years:

     The Issuer's Financial Statement for the last two fiscal years, pre-merger, as well as the Financial Statements of the private company for the last two fiscal years, pre-merger, and the Issuer's Form 10-KSB dated June 30, 1999 are attached to this Information Statement.

Item 15c2-11 (a) (5) (xiv) Disclosure whether the broker or dealer or any associated person is affiliated, directly or indirectly, with the Issuer:

     To the  knowledge  of the  Issuer,  the  Broker or Dealer  with  which this
Information   Statement  has  been  deposited  is  not  affiliated  directly  or indirectly with the Issuer.

Item 15c2-11 (a) (5) (xv) Disclosure whether the quotation is being published or submitted on behalf of any of the brokers or dealers:

                  There is no such broker or dealer.

Item 15c2-11 (a) (5) (xvi) Disclosure whether the quotation is being submitted or published directly or indirectly on behalf of the Issuer, or any director, officer or any person, directly or indirectly the beneficial owner of more than 10 percent of the outstanding units or shares of any equity security of the
Issuer:

     To the best of Issuer's knowledge, information and belief, quotations with respect to the Issuer's stock are not being submitted or published directly or indirectly on behalf of the Issuer or a director, officer or beneficial owner of more than 10% of any class of its issued and outstanding securities. Item 15c2-11 (a) (5) (xvii) Disclosure of Other Matters:

     To the best of Issuer's knowledge, no other information need be disclosed.


COPIES OF THIS INFORMATION AND DISCLOSURE STATEMENT ARE AVAILABLE FROM THE ISSUER UPON REQUEST.

     The undersigned has read all of the items set forth above and hereby certify this information to be true and complete to the best of my knowledge.

Hollywood Partners, Inc.


BY:/s/ Lee Lambert
   -------------------------
   Lee Lambert, President

INFORMATION STATEMENT
Pursuant to Rule 15c2-11

     The information contained in the Information Statement is submitted under requirement of Rule 15c2-11 of the securities Exchange Commission under the Securities Exchange Act of 1934. The effective date of this information contained herein is current as of any subsequent date. The effective date of this Information Statement is September 13, 1999, and no inference can be drawn that the information contained herein is current as of any subsequent date. The Company has announced its intention to provide supplemental information to its stockholders and other interested parties from time to time; and in all cases, the information contained herein must be read in light of subsequent information which may be issued, including but not limited to more recent financial statements. The information statements herein contained are current as of their date, and are presumed to be current for a period of six months after the date, barring extraordinary circumstance. No inference can be drawn that the financial condition of the Issuer has not changed since the effective date of any financial statement contained herein.

ITEM 1.  BUSINESS

     The business was originally organized in the State of Delaware on August 31, 1989 under the name Guideline Capital Corporation. On or about January 1999, the Securities and Exchange Commission had no further comment with regard to the Issuer's Form 10-SB which authorized the Issuer to become a reporting company under the Securities and Exchange Act of 1934, as amended. On September 13, 1999, the shareholders of the Issuer and HPI approved the terms of the Share Exchange Agreement and Plan of Reorganization between the two entities. As a result of the merger, the total number of Common Shares outstanding as of September 13, 1999 STOP (as of merger date) was 8,000,000. As a result of the Share Exchange Agreement and Plan of Reorganization between the Company and Hollywood Partners, Inc., a California corporation ("HPI"), effective September 13, 1999, the shareholders of the Issuer authorized a 6 to 1 forward split of all pre-merger shares (from 500,000 to 3,000,000) and issued 5,000,000 shares of its restricted common stock to the shareholders of Issuer in exchange for all of the issued and outstanding shares of HPI. Accordingly, the Issuer had a total of 8,000,000 common shares of its stock outstanding after concluding the merger.

ITEM 2.  PROPERTIES

     The Company at present owns no properties but has its operations at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

ITEM 3.  SUBSIDIARIES

     None.

ITEM 4.  PRINCIPAL SECURITIES HOLDERS AND HOLDINGS OF MANAGEMENT

     Management currently does not own any securities. However, the Company anticipates that it will grant stock option agreements and other executive and director compensation which may be in the form of cash or stock.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

(A)  The directors and officers of the Company are as follows:

Name                                Age              Position

Mark Beychok                        42               Chairman of the Board

John Coppolino                      39               Director

Eugene Scher                        51               Director

Lee Lambert                         44               President, Secretary
                                                     and Treasurer

(B) No executive Officer or Director of the Company has been the subject of any Order, Judgement or Decree of any court of competent jurisdiction, of any regulatory agency enjoining him from acting as an investment advisor, underwriter, broker or dealer in the securities, or as an affiliate person, director or employee of an investment company, bank savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any securities nor has any such person been the subject of any Order of a state authority barring or suspending for more than sixty (60) days, the right of such person to be engaged in such activities or to be associated with such activities. No Executive Officer or Director of the Company has been convicted in any criminal proceedings or is subject of a criminal proceeding which is presently pending.


(C)  Resumes:


ITEM 6.  REMUNERATION OF OFFICERS AND DIRECTORS

(A) Compensation

     For the period since inception, no officer or director of the Company received remuneration other than common stock valued at less than $10,000. The Company is currently negotiating employment agreements, stock option agreements and other executive and director compensation which may be in the form of cash or stock. In any event, it is likely that the issuance of stock will further substantially dilute the present shareholders.

     In addition, the Company may award stock options to key employees, members of management, directors and consultants under stock option programs. However, as of the date of this information statement, no such plans have been adopted by the Company.

(B) There are currently no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries; however, such a plan may be implemented in the future.

(C) No remuneration other than that reported in paragraph (A) of this item is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

ITEM 7.  MANAGEMENT OPTIONS TO PURCHASE SECURITIES

A plan is in place. Ted or Bryan, please describe.

ITEM 8. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     None.

ITEM 9.  PENDING LEGAL PROCEEDINGS

     None.

ITEM 10. NUMBER OF EQUITIES, SECURITIES HOLDERS

                  (1)                                         (2)
                  Title of Class                     Number of shareholders
                  Common                             Approx. __

ITEM 11. NATURE OF TRADING MARKET

     The Company's securities are not presently trading in any recognized public market. However in the near distant future, the Company intends to make arrangements with an undetermined market maker to make a market in these securities that will have a copy of this Disclosure Statement on file.

ITEM 12. RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 13. CAPITAL STOCK

     The capital stock of the corporation is one class of stock, Common Stock, having a par value of $ .001 per share.

ITEM 14. DEBT SECURITIES COVERED BY THIS FILING

     None.

ITEM 15. OTHER SECURITIES COVERED BY THIS FILING

     None.

ITEM 16. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There are charter provisions, bylaws, contracts, arrangements and statutes under which the Officers and Directors of the Company is insured or indemnified in any manner against liability which he may incur in his (her) capacity as a corporate Officer or Director.

ITEM 17. EXHIBITS

     The exhibits covered by this statement are as follows:

A. Certificate of Incorporation, Bylaws and Certificate of Amendment of Certificate of Incorporation

B. Audited Financial Statements of Hollywood Partners, Inc. from Inception to December 30, 1998, and Unaudited Financial Statements through June 30, 1999

C.   Shareholder List

D.   Form 10-KSB dated June 30, 1999

E.   Form 8-K dated September 14, 1999

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Corporation has duly caused this disclosure statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    September 14, 1999                   Hollywood Partners, Inc.
                                             (a Delaware Corporation)


                                             By:  /s/ Lee Lambert
                                                --------------------------
                                                Lee Lambert, President

                                    EXHIBIT C

                       FORM OF STOCK COMPENSATION PROGRAM


                          HOLLYWOOD PARTNERS.COM, INC.
                         1999 STOCK COMPENSATION PROGRAM


     1. Purpose. This 1999 Stock Compensation Program (the "Program") is intended to secure for Hollywood Partners.com, Inc., a Delaware corporation (the "Company"), its subsidiaries, and its stockholders the benefits arising from ownership of the Company's common stock (the "Common Stock") by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations. Nothing contained herein shall be construed to amend or terminate any existing options, whether pursuant to any existing plans or otherwise granted by the Company.

     2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is composed of seven parts. The first part is the Incentive Stock Option Plan (the "Incentive Plan") under which are granted incentive stock options (the "Incentive Options"). The second part is the Non-Qualified Stock Option Plan (the "Nonqualified Plan") under which are granted nonqualified stock options (the "Nonqualified Options"). The third part is the Restricted Share Plan (the "Restricted Plan") under which are granted restricted shares of Common Stock. The fourth part is the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The fifth part is the Non-Employee Director Stock Option Plan (the "Directors Plan") under which grants of options to purchase shares of Common Stock may be made to non-employee directors of the Company. The sixth part is the Stock Appreciation Rights Plan (the "SAR Plan") under which SARs (as defined therein) are granted. The seventh part is the Other Stock Rights Plan (the "Stock Rights Plan") under which (i) units representing the equivalent of shares of Common Stock (the "Performance Shares") are granted;
(ii) payments of compensation in the form of shares of Common Stock (the "Stock Payments") are granted; and (iii) rights to receive cash or shares of Common Stock based on the value of dividends paid with respect to a share of Common Stock (the "Dividend Equivalent Rights") are granted. The Incentive Plan, the Nonqualified Plan, the Restricted Plan, the Stock Purchase Plan, the Directors Plan, the SAR Plan and the Stock Rights Plan are included herein as Part I, Part II, Part III, Part IV, Part V, Part VI and Part VII, respectively, and are collectively referred to herein as the "Plans." The grant of an option, SAR or restricted share or rights to purchase shares under one of the Plans shall not be construed to prohibit the grant of an option, SAR or restricted share or rights to purchase shares under any of the other Plans.

     3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

     4. Administration of the Plans. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

     Article 1. Administration. The Program shall be administered by the Company's Board of Directors (the "Board"). If an award under the Program is to be made to an "Executive Officer" as defined in the Exchange Act (as hereinafter defined), it must be approved if the Company has a class of equity securities registered under Section 12 or 15(d) of the Exchange Act, by the Board or by a committee of the Board, that is composed solely of two or more directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Board, such committee of the Board or such other persons appointed to administer the Program, when acting to administer the Program, are herein collectively referred to as the "Program Administrators." To the extent permitted under the Exchange Act, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law, the Program Administrators, shall have the authority to delegate any and all power and authority to administer and operate the Program hereunder to such person or persons as the Program Administrators deems appropriate which if formed may be referred to by such title specified by the Board. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the committee, fill all vacancies on the committee, however caused, and may select one of the members of the committee as its Chairman.

     The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) under the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

     Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their sole and absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares, rights to purchase shares or other awards shall be granted under the Program; (e) to determine the number and type of shares or securities subject to each option, restricted share, purchase right or other award, the duration of each award granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options, restricted shares, purchase rights and other awards granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the "Plan Participants") and on their legal representatives, heirs and beneficiaries.

     Article 3. Maximum Number of Shares Subject to the Program. Subject to the provisions of Article 7, the maximum aggregate number of shares of Common Stock subject to the Program shall be 3,000,000 shares. Subject to the limitation contained in Section 2 of Part 1, the maximum number of shares of Common Stock issuable pursuant to the Program to any single Program Participant in any given fiscal year shall be 500,000. shares. The Board of Directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Program for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Program may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

     The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

     Notwithstanding anything to the contrary in this Program, at no time that the Program is subject to qualification under the California Corporations Code shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations, based on the number of shares of the Company which are outstanding at the time the calculation is made, unless such limitation is approved in accordance with such Rule.

     Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program. However, awards of Incentive Options under the Incentive Plan may be granted only to employees of the Company or its subsidiaries. An employee may be granted Nonqualified Options under the Program; provided, however, that the grant of Nonqualified Options and Incentive Options to an employee shall be the grant of separate options and each Nonqualified Option and each Incentive Option shall be specifically designated as such in accordance with applicable provisions of the Treasury Regulations. Employees of the Company or its subsidiaries whose customary employment for tax purposes is at least twenty (20) hours per week and more than five (5) consecutive months in any calendar year, and who own less than 5% of the Common Stock, shall be eligible to participate in the Employee Stock Purchase Plan. Consultants or advisors of the Company or its subsidiaries shall be eligible to receive awards under the Program, provided that such awards would be exempt from registration under Rule 701 of the Securities Act of 1933, during such time that offers of securities by the Company are eligible for exemption under Rule 701, or that such award would be eligible for registration on Form S-8, during such time that offers of securities to employees under an employee benefit plan of the Company are eligible for registration on Form S-8.

     The term "subsidiary" as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

     Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at a meeting of stockholders, in either case following adoption of the Program by the Board of Directors, which vote shall be taken or consent granted within 12 months of adoption of the Program by the Company's Board of Directors. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 8 of these General Provisions.

     Article 6. Fair Market Value. As used in the Program, "Fair Market Value" shall mean, as of any date, the value of the Common Stock determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that, if the Common Stock is traded on a national securities exchange or a national market system, Fair Market Value on any day shall be deemed to be the closing sales price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Program Administrators' determination of Fair Market Value shall be conclusive and binding on the Company and the Plan Participants.

     Article 7. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

     Article 8. Termination and Amendment of Program. The Program shall terminate ten (10) years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No options or restricted shares shall be granted and no stock shall be sold and purchased under the Program after that date. Subject to the limitation contained in Article 9 of these General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, restricted share and stock purchase agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options granted or stock sold and purchased under Part I or Part IV, except as permitted under Article 7 of these General Provisions; (b) change the minimum purchase price for shares under
Section 4 of Part I or the Purchase Price for shares under Part IV; (c) increase the maximum term established under Parts I or IV for any option or restricted share; (d) permit the granting of an option, or right to purchase shares under Parts I or IV to anyone other than as provided in Article 4 of the General Provisions; (e) change the term of Parts I or IV described in Article 5 of these General Provisions; or (f) materially increase the benefits accruing to Plan Participants under Parts I or IV of the Program.

     Article 9. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share or who has purchased a specified share or shares under Part IV, alter or impair any of that individual's rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

     Article 10. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option, satisfaction of any conditions with respect to a restricted share or a purchaser under Part IV unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     Article 11. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

     Article 12. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and absolute discretion, the Company may, from time to time, accept shares of the Company's Common Stock subject to one of the Plans as the source of payment for such liabilities.

     Article 13. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that when any equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code so that such Plan Participant shall avoid liability under
Section 16(b) and the Program shall comply with Section 25102(o) as then applicable to any such transaction. Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to Section 16 of the Exchange Act, the approval of such grant or award shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Rules 16a-1(c)(3) and 16b-3(e).

     Article 14. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     Article 15. Performance-Based Awards.

          (a) Each agreement for the grant of Performance Shares shall specify the number of Performance Shares subject to such agreement, the Performance Period and the Performance Objective (each as defined below), and each agreement for the grant of any other award that the Program Administrators determine to make subject to a Performance Objective similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the Performance Objective. As used herein, "Performance Objective" means a performance objective specified in the agreement for a Performance Share, or for any other award which the Program Administrators determine to make subject to a Performance Objective, upon which the vesting or settlement of such award is conditioned, and "Performance Period" means the period of time specified in an agreement over which Performance Shares, or another award which the Program Administrators determine to make subject to a Performance Objective, are to be earned. Each agreement for a performance-based grant shall specify in respect of a Performance Objective the minimum level of performance below which no payment will be made, shall describe the method for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Objective, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed one hundred percent (100%) in the case of performance-based restricted shares and two hundred percent (200%) in the case of Performance Shares or performance-based Dividend Equivalent Rights.

          (b) The Program Administrators shall determine and specify, in their discretion, the Performance Objective in the agreement for a Performance Share or for any other performance-based award, which Performance Objective shall consist of: (i) one or more business criteria, including (except as limited under subparagraph (c) below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and
               (ii) a targeted level or levels of performance with respect to such criteria. Performance Objectives may differ between Plan Participants and between types of awards from year to year.

          (c) The Performance Objective for Performance Shares and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Program Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; cash flow; book value; share price performance (including options and SARs tied solely to appreciation in the Fair Market Value of the shares); earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Objective shall be measured over a period of years not to exceed ten (10) as specified by the Program Administrators in the agreement for the performance-based award. No business criterion other than those named above in this Article 15(c) may be used in establishing the Performance Objective for an award to a Covered Employee under this Article 15. For each such award relating to a Covered Employee, the Program Administrators shall establish the targeted level or levels of performance for each such business criterion. The Program Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Article 15(c), but may not exercise discretion to increase such amount, and the Program Administrators may consider other performance criteria in exercising such discretion. All determinations by the Program Administrators as to the achievement of Performance Objectives under this Article 15(c) shall be made in writing. The Program Administrators may not delegate any responsibility under this
               Article 15(c). As used herein, "Covered Employee" shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company's compensation practices (not necessarily an executive officer) whom the Program Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the
               provisions   of   the   Program   and   any   other   "qualified
               performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Program Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

          (d) The Program Administrators, in their sole and absolute discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Program, a Plan Participant's receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant's remuneration does not exceed the limit set forth in such provisions of the Code.

     Article 16. Death Beneficiaries. In the event of a Plan Participant's death, all of such person's outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's beneficiary (except to the extent a permitted transfer of a Nonqualified Option or SAR was previously made pursuant hereto). Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

     Article 17. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Article 18. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. Acceptance of an award shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Los Angeles County, State of California for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of California, provided a reasonable time for appearance is allowed.

     Article 19. Arbitration. Any disputes involving the Program will be resolved by arbitration in Los Angeles County, California before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     Article 20. Program Administrators' Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, extend or modify any period (including any period in which an option or other exercisable award may be exercised, subject to the requirements of the Code) applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase Plan).

     Article 21. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole and absolute discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

     Article 22. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

     Article 23. Optional Deferral. The right to receive any award under the Program (other than the right to purchase shares pursuant to the Stock Purchase
Plan) may, at the request of the Plan Participant, be deferred to such period and upon such terms and conditions as the Program Administrators shall, in their discretion, determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in shares of Common Stock.

     Article 24. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company's financial statements at least annually.

     Article 25. Company's Right of Repurchase. In the event that a Plan Participant's employment with or service to the Company is terminated for any reason or any of its subsidiaries, the Company shall have the right, unless waived by the Program Administrators at the time of any award or thereafter, to repurchase all, but not less than all of the securities that such Plan Participant has purchased or has been awarded under the Program on the following terms:

          (a) Upon a Plan Participant's termination of employment with or service to the Company or any of its subsidiaries, the Company shall have the right for a period of ninety (90) days form the last day of employment or service to repurchase all, but not less than all of the securities awarded to or purchased by the Plan Participant under the Program.

          (b) The Company shall notify the Plan Participant within ninety (90) days of the last day of employment or service regarding the exercise of its right of repurchase.

          (c) If the Company exercises its right of repurchase, the Company will purchase the securities within thirty (30) days of delivery of the notice of its election to purchase at the higher of (i) the Fair Market Value on the Plan Participant's date of termination, or (ii) the Fair Market Value of such securities on the date of the Company's notification of election to repurchase.

     Article 26. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company's securities.

                                     PART I

                          HOLLYWOOD PARTNERS.COM, INC.
                           INCENTIVE STOCK OPTION PLAN

     Section 1. Purpose. The purpose of this Hollywood Partners.com, Inc. Incentive Stock Option Plan (the "Incentive Plan" is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. The Company intends that options granted pursuant to the provisions of the Incentive Plan will qualify as "incentive stock options" within the meaning of Section 422 of the Code. This Incentive Plan is Part I of the Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Incentive Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Maximum Number of Shares; Option Terms and Conditions. The maximum aggregate number of shares of Common Stock subject to the Incentive Plan shall be 2,000,000. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than ten (10) years from the date on which the option is granted. However, notwithstanding the above portion of this Section 3, if at the time the option is granted the Optionee (the "Optionee") owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such option shall expire not more than 5 years from the date the option is granted. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

     Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the Fair Market Value of the shares at the time of the grant of the option. Notwithstanding the preceding sentence, if at the time an option is granted the Optionee owns or would be considered to own by reason of Code Section 424(d) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the purchase price of the shares covered by such option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.

     Section 5. Maximum Amount of Options Exercisable in Any Calendar Year. Notwithstanding any other provision of this Incentive Plan, to the extent that the aggregate Fair Market Value of stock with respect to which options (determined without regard to this Section 5) are exercisable for the first time by any Optionee during any calendar year under all stock option plans of the Company and its subsidiaries exceeds $100,000, such options shall be treated as options which are not incentive stock options within the meaning of Section 422 of the Code. The Program Administrators may provide in any option grant that the aggregate Fair Market Value of the Common Stock with respect to which options granted under the Incentive Plan become exercisable for the first time by any Optionee during any calendar year under all stock option plans of the Company and its subsidiaries shall not exceed $100,000.

     Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term as determined by the Program Administrators, and the right to exercise may be cumulative as determined by the Program Administrators. Each option, other than options granted to officers, directors or consultants, shall be exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators; provided, that such limitation shall only apply so long as the Program is subject to qualification under Section 25101(o) of the California Corporations Code. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by the Program Administrators in accordance with Article 6 under the General Provisions of the Program Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

     Section 7. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Incentive Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

          (a)  if there is no plan or agreement  respecting  the  Reorganization
               (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in the first paragraph of this
               Section 7 shall apply (which shall include the right to receive upon exercise the consideration that would be received by a holder of a number of shares of Common Stock issuable upon exercise of the option immediately prior to the consummation of the Reorganization); or

          (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Incentive Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

The term "Reorganization" as used in this Section 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

     Adjustments and determinations under this Section 7 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

     Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised, together with payment of applicable income taxes, has been received by the Company.

     Section 9. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Incentive Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant to that exercise shall comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 9.

     Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employment of the Company or its subsidiary corporations following the date of the granting of that option for a period specified by the Program Administrators. Nothing in the Incentive Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or its subsidiary corporations or limit in any way the right of the Company or its subsidiary corporations at any time to terminate or alter the terms of that employment.

     Section 11. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate thirty
(30) days after the date of termination of employment (unless sooner terminated in accordance with its terms); provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within ninety (90) days after the date of termination of employment, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422(e)(3) while employed by the Company or any subsidiary corporation, his or her option shall terminate six months after the date of termination of employment due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Company or any subsidiary corporation, his or her option shall expire six months after the date of death (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of death, unless either the option or the Incentive Plan otherwise provides for earlier termination. During this one-year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     Section 14. Options Not Transferable. Options granted pursuant to the terms of the Incentive Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

     Section 15. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Incentive Plan shall be adjusted in the manner prescribed by Article 7 of the General Provisions of this Program.

                                       I-

                          HOLLYWOOD PARTNERS.COM, INC.
                           INCENTIVE STOCK OPTION PLAN

                                 GRANT OF OPTION


Date of Grant: ____________________, ____


     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant") , is delivered by Hollywood Partners.com, Inc., a Delaware corporation (the "Company"), to ____________________ (the "Optionee"), who is an employee of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the "Employer").

     WHEREAS,  the Board of Directors of the Company (the  "Board") on September
13,  1999  adopted,  with  subsequent   stockholder   approval,   the  Hollywood
Partners.com, Inc. Incentive Stock Option (the "Plan");

     WHEREAS, the Plan provides for the granting of incentive stock options by the Board or Program Administrators to employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of incentive stock options under the Plan, and have determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to _____ shares of Stock at a price of $_____ per share, the Fair Market Value as defined in Article 6 under General Provisions of the Program (or, with respect to 10% stockholders, 110% of Fair Market Value) on the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

2.   Installment Exercise.

     Subject to such further limitations as are provided herein, the Option shall become exercisable in __________ installments, the Optionee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion as determined by the Program Administrators:

         Option Shares Exercisable                            Date

         _______________________________             ______________
         _______________________________             ______________
         _______________________________             ______________

3.  Termination of Option.

     (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of _____ years from the Date of Grant (the "Option Term").

     (b) Upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

     (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the option would otherwise have been exercisable by the Optionee.

     (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

4.  Exercise of Option.

     (a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

     (b) Full payment (in U.S. dollars) by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Program Administrators, in whole or in part through the surrender of shares of Stock at their Fair Market Value on the exercise date. The Optionee shall also pay any required income tax withholding taxes which may be payable in U.S. dollars or Option Shares if acceptable to the Company.

     (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Optionee is subject to Section 16 of the Securities Exchange Act of 1934 and
(ii) the Optionee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted if required to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934 to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

     (d) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.  Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.  No Rights of Stockholders.

     Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.  Non-Transferability of Option.

     During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.  Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

7.  Employment Not Affected.

     The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

8.   Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

9.  Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

         To Company:                Hollywood Partners.com, Inc.
                                    1800 Avenue of the Stars, Suite 480
                                    Los Angeles, CA 90067
                                    Attn:  Secretary

         To Optionee:               ______________________________
                                    ______________________________
                                    ______________________________
                                    ______________________________

10. Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

11.  Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

     In Witness Whereof, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

HOLLYWOOD PARTNERS.COM, INC.
  a Delaware corporation



By:______________________________________
         Name:
         Title:


ACCEPTED AND AGREED TO:


________________________________________
[Optionee]


By:_____________________________________
         Name:

                                     PART II

                          HOLLYWOOD PARTNERS.COM, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

     Section 1. Purpose. The purpose of this Hollywood Partners.com, Inc. Non-Qualified Stock Option Plan (the "Nonqualified Plan") is to permit the Company to grant options to purchase shares of its Common Stock. The Nonqualified Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the Company. Any option granted pursuant to the Nonqualified Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Nonqualified Plan is Part II of the Program. Unless any provision herein indicates to the contrary, the Nonqualified Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Nonqualified Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Nonqualified Plan may differ from one another as the Program Administrators shall in their discretion determine as long as all options granted under the Nonqualified Plan satisfy the requirements of the Nonqualified Plan.

     Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Nonqualified Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Nonqualified Plan expire later than ten (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Nonqualified Plan.

     Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than 85% of the Fair Market Value of the shares at the time of the grant of the option. Notwithstanding the preceding sentence, if at the time the option is granted or at the time the option is exercised, the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the Purchase Price shall not be less than 100% of the Fair Market Value.

     Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. Each option, other than options granted to officers, directors or consultants, shall be exercisable a rate of at least twenty percent (20%) per year over five (5) years from the date the option is granted, subject to such reasonable conditions as determined by the Program Administrators; provided, that such limitation shall only apply so long as the Program is subject to qualification under Section 25101(o) of the California Corporations Code. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by Article 6 under General Provisions of the Program. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

     Section 6. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Nonqualified Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

          (a)  if there is no plan or agreement  respecting  the  Reorganization
               (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in the first paragraph of this
               Section 6 shall apply (which shall include the right to receive upon exercise the consideration that would be received by a holder of a number of shares of Common Stock issuable upon exercise of the option immediately prior to the consummation of the Reorganization); or

          (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Nonqualified Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

     The term "Reorganization" as used in this Section 6 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

     Adjustments and determinations under this Section 6 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

     Section 7. Written Notice Required. Any option granted pursuant to the terms of this Nonqualified Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

     Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Nonqualified Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 8.

     Section 9. Continued Employment or Service. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her option, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that option for a period specified by the Program Administrators. Nothing in this Nonqualified Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 10. Option Rights Upon Termination of Employment or Service. If an Optionee ceases to be employed by, or ceases to serve, the Company or any subsidiary corporation for any reason other than death or disability, his or her option shall terminate thirty (30) days after the date of termination of employment or service (unless sooner terminated in accordance with its terms); provided, however, that in the event employment or service is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within ninety (90) days after the date of termination of employment or service, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Code Section 422(e)(3) while employed by the Company or any subsidiary corporation, his or her option shall terminate six months after the date of termination of employment due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her option shall expire six months after the date of death (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the option to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, unless either the option or the Incentive Plan otherwise provides for earlier termination. During this one-year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     Section 13. Options Not Transferable. Options granted pursuant to the terms of this Nonqualified Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

     Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Nonqualified Plan shall be adjusted in a manner prescribed by Article 7 of the General Provisions of the Program.

                          HOLLYWOOD PARTNERS.COM, INC.
                         NON-QUALIFIED STOCK OPTION PLAN

                                 GRANT OF OPTION



Date of Grant:  __________, ____

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Hollywood Partners.com, Inc. a Delaware corporation (the "Company"), to __________________ (the "Optionee"), who is an employee or non-employee of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the ("Employer").

     WHEREAS,  the Board of Directors of the Company (the  "Board") on September
13,  1999  adopted,  with  subsequent   stockholder   approval,   the  Hollywood
Partners.com, Inc. Non-Qualified Stock Option (the "Plan");

     WHEREAS, the Plan provides for the granting of stock options by the Board or the Program Administrators to employees or non-employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of non-qualified stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the non-qualified stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Option.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to __________ shares of Stock at a price of $__________ per share, the [Fair Market Value/ ___% (__%) of the Fair Market Value].

     Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an option not qualified as an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

2.  Installment Exercise.

     Subject to such further limitations as are provided herein, the Option shall become exercisable in __________ installments, the Optionee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion as determined by the Program Administrators:

         Option Shares Exercisable                            Date

         _______________________________             ______________
         _______________________________             ______________
         _______________________________             ______________

3.  Termination of Option.

          (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of __________ years from the Date of Grant (the "Option Term").

          (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by, or to serve, the Company (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment or service. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

          (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the Option would otherwise have been exercisable by the Optionee.

          (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

4.  Exercise of Options.

          (a) The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

          (b) Full payment (in U.S. dollars) by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Program Administrators, in whole or in part through the surrender of shares of Stock at their Fair Market Value as defined under Article 6 of the General Provisions of the Program on the exercise date. The Optionee shall also pay any required income tax withholding taxes which may be payable in U.S. dollars or Option Shares if acceptable to the Company.

          (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Optionee is subject to Section 16 of the Securities Exchange Act of 1934 and
               (ii) the Optionee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted if required to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934 to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

          (d) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.  Adjustment of and Changes in Stock of the Company.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.  No Rights of Stockholders.

     Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.  Non-Transferability of Option.

     During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.  Restriction on Exercise.

     The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

9.  Employment or Service Not Affected.

     The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment by or service relationship with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

10. Amendment of Option.

     The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11.  Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Company:               Hollywood Partners.com, Inc.
                                            1800 Avenue of the Stars, Suite 480
                                            Los Angeles, CA 90067
                                            Attn: Secretary

                  To Optionee:              ____________________
                                            ____________________
                                            ____________________

12.  Incorporation of Plan by Reference.

     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.  Governing Law.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

HOLLYWOOD PARTNERS.COM, INC.,
a Delaware corporation


By:      _______________________________
         Name:
         Title:


ACCEPTED AND AGREED TO:


_____________________________________
[Optionee]


By:      ______________________________
         Name:

                                    PART III

                          HOLLYWOOD PARTNERS.COM, INC.
                              RESTRICTED SHARE PLAN

     Section 1. Purpose. The purpose of this Hollywood Partners.com, Inc. Restricted Share Plan (the "Restricted Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The Restricted Plan is Part III of the Program. Unless any provision herein indicates to the contrary, the Restricted Plan shall be subject to the General Provisions of the Program and terms used but not defined in this Restricted Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Terms and Conditions. The terms and conditions of restricted shares granted under the Restricted Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all restricted shares granted under the Restricted Plan satisfy the requirements of the Restricted Plan.

     Each restricted share grant shall provide to the recipient (the "Holder") the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period or periods (the "Restriction Period") as determined by the Program Administrators. At the time that the restricted share is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

     The Holder of restricted shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the "Restricted Share Award Agreement"). Each individual who is awarded restricted shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hollywood Partners.com, Inc. Restricted Share Plan and the Restricted Share Award Agreement entered into between the registered owner and Hollywood Partners.com, Inc. Copies of such Plan and Agreement are on file in the offices of Hollywood Partners.com, Inc.

     The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any restricted share award, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of each Restriction Period, the Company shall redeliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

     Section 3. Nontransferable. Subject to the provisions of the Restricted Plan and the Restricted Share Award Agreements, during the Restriction Period as may be set by the Program Administrators commencing on the grant date, the Holder shall not be permitted to sell, transfer, pledge, or assign shares of restricted shares awarded under the Restricted Plan.

     Section 4. Restricted Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company prior to the expiration of the Restriction Period, any restricted shares granted to him subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Program Administrators may, in their sole and absolute discretion, accelerate the lapsing of or waive such restrictions in whole or in part based upon such factors and such circumstances as the Program Administrators may determine, in their sole and absolute discretion, including, but not limited to, the Plan Participant's retirement, death, or disability.

     Section 5. Stockholder Rights. The Holder shall have, with respect to the restricted shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the Optionee promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such restricted shares.

     Section 6. Compliance with Securities Laws. Shares shall not be issued under the Restricted Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Holder shall consent to the imposition of a legend on the shares of Common Stock issued pursuant to the Restricted Share Plan and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

     Section 7. Continued Employment or Service. Each Holder, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her restricted shares, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that restricted share for a period specified by the Program Administrators. Nothing in the Restricted Plan or in any restricted share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

                          HOLLYWOOD PARTNERS.COM, INC.
                             RESTRICTED SHARES PLAN
                        RESTRICTED SHARE AWARD AGREEMENT

     THIS AGREEMENT is made as of __________,  _____,  by and between  Hollywood
Partners.com,    Inc.   a   Delaware    corporation   (the    "Company"),    and
______________________ ("Holder"):

     WHEREAS, the Company maintains the Hollywood Partners.com, Inc. Restricted Shares Plan ("Restricted Shares Plan") under which the Program Administrators may award shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

     WHEREAS, pursuant to the Restricted Shares Plan, the Program Administrators have awarded to Holder a restricted stock award conditioned upon the execution by the Company and Holder of a Restricted Share Award Agreement setting forth all the terms and conditions applicable to such award.

     NOW, THEREFORE, in consideration of the mutual promise and covenant contained herein, it is hereby agreed as follows:

1.  Award of Shares.

     Under the terms of the Restricted Shares Plan, the Program Administrators hereby award and transfer to Holder a restricted stock award on __________________ ("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue Code).

2.  Share Restrictions.

     During the period beginning on the Grant Date and ending on the date(s) specified by the Program Administrators (the "Restriction Period"), Holder's ownership of the Shares shall be subject to a risk of forfeiture (which risk is intended to constitute a "substantial risk of forfeiture" for purposes of
Section 83 of the Internal Revenue Code). Specifically, if Holder's employment or service with the Company is terminated for any reason, including Holder's death, disability, or retirement at any time before the Restriction Period ends, Holder shall forfeit his or her ownership in the Shares. However, in the event of Holder's termination of employment or service, the Program Administrators may, in their sole and absolute discretion, based upon relevant circumstances such as the Holder's death, disability, or retirement, waive the minimum employment or service requirement and provide Holder with a nonforfeitable right to the Shares as of the date of such termination of employment or service.

3.  Stock Certificates.

     A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

     Physical possession or custody of the stock certificate shall be retained by the Company until such time as the Restriction Period lapses without the occurrence of any forfeiture of the Shares in a manner described in the above Paragraph 2. Upon the expiration of the Restriction Period without the occurrence of such a forfeiture, the Company shall cause the stock certificate covering the Shares to be delivered to Holder. In the event that Holder's employment or service with the Company is terminated prior to the lapse of the Restriction Period and there occurs a forfeiture of the Shares, the stock certificate representing such Shares shall be then canceled and revert to the Company.

4.  Nontransferable.

     During the Restriction Period, the Shares covered by the restricted stock award shall not be transferable by Holder by means of sale, assignment, sale, pledge, encumbrance, or otherwise. During the Restriction Period, the Company shall place a legend on the stock certificate restricting the transferability of such certificate and referring to the terms and conditions applicable to the Shares pursuant to the Restricted Share Plan and this Agreement.

     Upon the lapse of the Restriction Period, the Shares shall not be delivered to Holder if such delivery would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the delivery of the Shares to Holder, the Company may require Holder to make any representation or warranty as may be required by any applicable law or
regulation   and,   specifically,   may  require  Holder  to  provide   evidence
satisfactory to the Company that the Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or state securities or other law or valid regulation.

5.  Administration.

     The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Restricted Share Plan) to decide all matters relating to the administration and interpretation of the Restricted Share Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

6.  Right to Continued Employment or Service.

     Nothing in the Restricted Share Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

7.  Amendment.

     This Agreement shall be subject to the terms of the Restricted Share Plan as amended, the terms of which are incorporated herein by reference. However, the restricted stock award that is the subject of this Agreement may not in any way be restricted or limited by any Restricted Share Plan amendment or termination approved after the date of the award without Holder's written consent.

8.  Force and Effect.

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

9.  Governing Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

10. Successors.

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

11. Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

         To Company:                Hollywood Partners.com, Inc.
                                    1800 Avenue of the Stars, Suite 480
                                    Los Angeles, CA 90067
                                    Attn:  Secretary

         To Holder:                 ______________________________
                                    ______________________________
                                    ______________________________
                                    ______________________________

12.  Incorporation of Plan by Reference.

     The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     In Witness Whereof, the parties hereto have signed this Agreement as of the date hereof.

HOLLYWOOD PARTNERS.COM, INC.,
a Delaware corporation                    ________________________________
                                           [Optionee]


By: ____________________________          ________________________________
    Name:                                      Name:
    Title:

                                     PART IV

                          HOLLYWOOD PARTNERS.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Section 1. Purpose. The purpose of the Hollywood Partners.com, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") is to promote the growth and general prosperity of the Company by permitting the Company to sell to employees of the Company and its subsidiaries shares of the Company's stock in accordance with Section 423 of the Code ("Section 423"), and it is the intention of the Company to have the Stock Purchase Plan qualify as an Employee Stock Purchase Plan in accordance with Section 423, and the Stock Purchase Plan shall be construed to administer stock purchases and to extend and limit participation consistent with the requirements of Section 423. The Stock Purchase Plan will be administered by the Program Administrators, and terms used but not defined in this Stock Purchase Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Maximum Number of Shares; Terms and Conditions. The maximum aggregate number of shares of Common Stock subject to the Stock Purchase Plan shall be 1,000,000. The terms and conditions of shares to be offered to be sold to employees of the Company and its subsidiaries under the Stock Purchase Plan shall comply with Section 423.

     Section 3. Offering Periods and Participation. The Stock Purchase Plan shall be implemented through a series of consecutive six (6) month periods commencing on the first trading day on or after January 1 or July 1 of each year and terminating on the last trading day ending approximately six (6) months later(the "Offering Periods"). Any employee who shall be employed by the Company or one of its subsidiaries on a given Enrollment Date (defined below) whose customary employment for tax purposes is at least twenty (20) hours per week and more than five (5) consecutive months in any calendar year, and who own less than 5% of the Common Stock, is eligible to participate in the Stock Purchase Plan (an "Eligible Employee") An Eligible Employees may become a participant in the Stock Purchase Plan by completing and delivering to the Company's payroll office an agreement authorizing payroll deductions and evidencing the terms and conditions of the stock subscription in a form prescribed by the Program Administrators (the "Subscription Agreement") prior to the first day of each Offering Period. The first day of each Offering Period will be the "Enrollment Date" and the last day of each period will be the "Exercise Date." The Program Administrators shall have the power to change the duration of Offering Periods (including the commencement date thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Under this Stock Purchase Plan, "Purchase Period" shall mean an approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date.

     Section 4. Purchase Price. The "Purchase Price" means an amount as determined by the Program Administrators that is the lesser of: (a) the Purchase Price Discount (as defined below) from the Fair Market Value of a share of Common Stock on the Enrollment Date, or (b) the Purchase Price Discount from the Fair Market Value of a share of Common Stock on the Exercise Date. The "Purchase Price Discount" shall mean the amount of the discount from the Fair Market Value granted to Plan Participants not to exceed fifteen percent (15%) of the Fair Market Value.

     Section 5. Grants.

          (a) Grants. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) shares of Common Stock in an amount from time to time specified by the Program Administrators as set forth in Section 5(b) below. The
               Program Administrators will also establish the Purchase Price Discount and the maximum number or value of shares that may be purchased by any Plan Participant (the "Periodic Exercise Limit"), which in no event shall exceed the lowest amount provided under Section 5(b)(i) through (iii) below (the "Statutory Maximum"), and if no Periodic Exercise Limit is specified by the Program Administrators, shall equal the Statutory Maximum. The right to purchase shall expire immediately after the last Exercise Date of the Offering Period.

          (b) Grant Limitations. Any provisions of the Stock Purchase Plan to the contrary notwithstanding, no Plan Participant shall be granted a right to purchase under the Stock Purchase Plan:

               (i) if, immediately after the grant, such Plan Participant would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary (applying the constructive ownership rules of Section 424(d) of the Code and treating stock that a Plan Participant may acquire under outstanding options as stock owned by the Plan Participant);

               (ii) that  permits  such Plan  Participant's  rights to  purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time (computed utilizing the rules of Section 423(b)(8) of the Code);

               (iii)that permits a Plan  Participant to purchase Stock in excess of twenty percent (20%) of his or her compensation, which shall include the gross base salary or hourly compensation paid to a Plan Participant and the gross amount of any targeted bonus, without reduction for contributions to any 401(k) plan sponsored by the Company; or

               (iv) that exceeds the Periodic Exercise Limit.

          (c) No Rights in Respect of Underlying Stock. The Plan Participant will have no interest or voting right in shares covered by a right to purchase until such purchase has been completed.

          (d) Plan Account. The Company shall maintain a plan account (a "Plan Account") for the Plan Participants in the Stock Purchase Plan, to which are credited the payroll deductions made for such Plan Participant pursuant to Section 6 and from which are debited amounts paid for the purchase of shares.

     Section 6. Payroll Deductions/Direct Purchases.

          (a) Plan Participant Designations. The Subscription Agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage specified by the Program Administrators of such Eligible Employee's compensation for the pay period preceding such payday. Direct purchases may be permitted on such terms specified by the Program Administrators.

          (b) Plan Account Balances. The Company shall make payroll deductions as specified in each Plan Participant's Subscription Agreement on each payday during the Offering Period and credit such payroll deductions to such Plan Participant's Plan Account. A Plan Participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Stock Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          (c) Plan Participant Changes. A Plan Participant may discontinue his or her participation in the Stock Purchase Plan as provided in
               Section 9, or may increase or decrease (subject to such limits as the Program Administrators may impose) the rate of his or her payroll deductions during any Offering Period by filing with the Company a new Subscription Agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new Subscription Agreement, unless the Company elects to process a given change in participation more quickly. A Plan Participant's Subscription Agreement shall remain in effect for successive Offering Periods unless terminated sooner as provided by Section 9 hereof.

          (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Plan Participant's payroll deductions shall be decreased to zero percent at such time during any Purchase Period that is scheduled to end during the current calendar year (the "Current Purchase Period") when the aggregate of all payroll deductions previously used to purchase stock under the Stock Purchase Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal to the maximum permitted by Section 423(b)(8) of the Code. Payroll deductions shall recommence at the rate provided in such Plan Participant's Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Plan Participant as provided in Section 9.

          (e) Tax Obligations. At the time of the option is exercised, and at the time any Common Stock issued under the Stock Purchase Plan to a Plan Participant is disposed of, the Plan Participant must adequately provide for the Company's federal, state or other tax withholding obligations, if any, that arise upon the purchase of shares or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Plan Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including, but not limited to, any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Eligible Employee.

          (f) Statements of Account. The Company shall maintain each Plan Participant's Plan Account and shall give each Plan Participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price applicable to the Common Stock purchased, the number of shares purchased, the remaining cash balance and the dividends received, if any, for the period covered.

 Section 7. Exercise of Option.

          (a) Automatic Exercise on Exercise Dates. Unless a Plan Participant withdraws as provided in Section 9 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date and the maximum whole number of shares of Common Stock as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such Plan Participant's Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan, subject to the Periodic Exercise Limit. Any payroll deductions accumulated in a Plan Participant's Plan Account which are not sufficient to purchase a full share shall be retained in the Plan Participant's Plan Account for the subsequent Purchase Period, subject to earlier withdrawal by the Plan Participant as provided in Section 9 hereof. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. During a Plan Participant's lifetime, a Plan Participant's options to purchase shares under the Stock Purchase Plan shall be exercisable only by the Plan Participant.

          (b) Compliance With Securities Law. Shares of Common Stock shall not be issued with respect to any purchase of shares granted under the Stock Purchase Plan, unless the purchase of shares and the issuance and delivery of those shares pursuant to that exercise comply with all applicable provisions of foreign, state and federal law including, without limitation, the Securities Act of 1933, as amended and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the
               Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the shares of Common Stock purchased and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
               Section 7.

          (c) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit or otherwise, there remains in a Plan Participant's Plan Account immediately following exercise of such Plan Participant's option to purchase shares on an Exercise Date any cash accumulated immediately preceding such Exercise Date and not applied to the purchase of shares under the Stock Purchase Plan, such cash shall be retained in the Plan Participant's Plan Account for the subsequent Purchase Period, subject to earlier withdrawal by the Plan Participant as provided in Section 9 hereof.

     Section 8. Holding Period. The Program Administrators may establish, as a condition to participation, a holding period of up to one (1) year.

     Section 9. Withdrawal; Termination of Employment.

          (a) Voluntary Withdrawal. A Plan Participant may withdraw from an Offering Period by giving written notice to the Company's payroll office at least ten (10) business days prior to the next Exercise Date. Such withdrawal shall be effective ten (10) business days after receipt by the Company's payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing Plan Participant's payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan will be paid to such Plan Participant, and on the effective date of such withdrawal such Plan Participant's option to purchase shares for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Plan Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period, unless the Plan Participant delivers to the Company a new Subscription Agreement with respect thereto.

          (b) Termination of Employment. Promptly after a Plan Participant's ceasing to be an employee for any reason the payroll deductions credited to such Plan Participant's Plan Account and not yet applied to the purchase of shares under the Stock Purchase Plan will be returned to such Plan Participant or, in the case of his or her death, to the person or persons entitled thereto, and such Plan Participant's option to purchase shares will be automatically terminated, provided that, if the Company does not learn of such death more than ten (10) business days prior to an Exercise Date, payroll deductions credited to such Plan Participant's Plan Account may be applied to the purchase of shares under the Stock Purchase Plan on such Exercise Date.

     Section 10. Non-transferability. Neither payroll deductions credited to a Plan Participant's Plan Account nor any rights with regard to the exercise of a purchase of shares or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the Plan Participant in any way other than by will or the laws of descent and distribution, and any purchase of shares by a Plan Participant shall, during such Plan Participant's lifetime, be exercisable only by such Plan Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Program Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 9.

     Section 11. Compliance with Securities Laws. Shares shall not be issued with respect to the Stock Purchase Plan, unless the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 11.

     Section 12. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of the option to purchase shares for a period specified by the Program Administrators. Nothing in this Stock Purchase Plan shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

                                     PART V

                          HOLLYWOOD PARTNERS.COM, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Section 1. Purpose; Plan. The purpose of this Hollywood Partners.com, Inc. Non-Employee Director Stock Option Plan (the "Directors Plan") is to permit the Company to grant options to purchase shares of its Common Stock to non-employee directors of the Company. Any option granted pursuant to the Directors Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422 of the Code. This Directors Plan is Part V of the Program. Unless any provision herein indicates to the contrary, the Directors Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Directors Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Option Terms and Conditions. On the next to last business day of each fiscal year of the Company, the Company shall grant to each non-employee director of the Company options to purchase that number of shares of Common
Stock as determined annually by the Program Administrators. The terms and conditions of options granted under the Directors Plan shall be in duration, form and substance as the Program Administrators shall in their discretion determine, but in no event shall any option granted under the Directors Plan expire later than ten (10) years from the date on which the option is granted.

     Section 3. Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Directors Plan, unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 2.

     Section 4. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Directors Plan shall be adjusted in a manner prescribed by Article 7 of the General Provisions of the Program.

     Section 5. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the Fair Market Value of the shares at the time of the grant of the option.

     Section 6. Exercise of Options. . Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of Common Stock or by a combination of cash, check, or, if permitted by the Program Administrators, shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined by
Article 6 under General Provisions of the Program. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price for additional options.

     Section 7. Reorganization. In the event of the dissolution or liquidation of the Company, any option granted under the Directors Plan shall terminate as of a date to be fixed by the Program Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such option shall have previously expired) to exercise any option, including any option that would not otherwise be exercisable by reason of an insufficient lapse of time.

     In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

          (a)  if there is no plan or agreement  respecting  the  Reorganization
               (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in the first paragraph of this
               Section 7 shall apply (which shall include the right to receive upon exercise the consideration that would be received by a holder of a number of shares of Common Stock issuable upon exercise of the option immediately prior to the consummation of the Reorganization); or

          (b) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Program Administrators shall adjust the outstanding unexercised options (and shall adjust the options remaining under the Directors Plan which have not yet been granted if the Reorganization Agreement makes specific provision for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

     The term "Reorganization" as used in this Section 7 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

     Adjustments and determinations under this Section 7 shall be made by the Program Administrators, whose decisions as to such adjustments or determinations shall be final, binding, and conclusive.

     Section 8. Written Notice Required. Any option granted pursuant to the terms of this Directors Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

     Section 9. Option Rights Upon Termination of Director Status. To the extent not exercised, any option granted to a non-employee director under this Directors Plan will terminate ninety (90) days from the date on which the non-employee directors is no longer a member of the Board of Directors for any reason other than death or disability.

     Section 10. Option Rights Upon Disability. If an non-employee director becomes disabled within the meaning of Code Section 422(e)(3) while serving as a Board member to the Company or any subsidiary corporation, the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of non-employee director status due to disability, unless either the option or the Directors Plan otherwise provides for earlier termination.

     Section 11. Option Rights Upon Death.. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if a non-employee director dies while serving as a Board member to the Company or any of its subsidiaries, his or her option shall expire six months after the date of death unless by its terms it expires sooner. During this six-month or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the non-employee director's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the non-employee director is entitled to exercise the option at the date of death.

     Section 12. Options Not Transferable. Options granted pursuant to the terms of this Directors Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of a non-employee director only by that director. No such options shall be pledged or hypothecated in any way nor shall they be subject to execution, attachment, or similar process.

                                     PART VI

                          HOLLYWOOD PARTNERS.COM, INC.
                         STOCK APPRECIATION RIGHTS PLAN

     Section 1. SAR Terms and Conditions. The purpose of this Hollywood Partners.com, Inc. Stock Appreciation Rights Plan (the "SAR Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant stock appreciation rights ("SARs") to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The terms and conditions of SARs granted under the SAR Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each SAR agreement (the "SAR Agreement"). Unless any provision herein indicates to the contrary, this SAR Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this SAR Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration of SARs. Each SAR and all rights thereunder granted pursuant to the terms of the SAR Plan shall expire on the date determined by the Program Administrators as evidenced by the SAR Agreement, but in no event shall any SAR expire later than ten (10) years from the date on which the SAR is granted. In addition, each SAR shall be subject to early termination as provided in the SAR Plan.

     Section 3. Grant. Subject to the terms and conditions of the SAR Agreement, the Program Administrators may grant the right to receive a payment upon the exercise of a SAR which reflects the appreciation in the Fair Market Value of the number of shares of Common Stock for which such SAR was granted to any person who is eligible to receive awards either: (i) in tandem with the grant of an Incentive Option; (ii) in tandem with the grant of a Nonqualified Option; or
(iii) independent of the grant of an Incentive Option or Nonqualified Option. Each grant of a SAR which is in tandem with the grant of an Incentive Option or Nonqualified Option shall be evidenced by the same agreement as the Incentive Option or Nonqualified Option which is granted in tandem with such SAR and such SAR shall relate to the same number of shares of Common Stock to which such Option shall relate and such other terms and conditions as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the SAR Plan, including conditions on the exercise of such SAR which relate to the employment of the Plan Participant or any requirement that the Plan Participant exchange a prior outstanding option and/or SAR.

     Section 4. Payment at Exercise. Upon the settlement of a SAR in accordance with the terms of the SAR Agreement, the Plan Participant shall (subject to the terms and conditions of the SAR Plan and SAR Agreement) receive a payment equal to the excess, if any, of the SAR Exercise Price (as defined below) for the number of shares of the SAR being exercised at that time over the SAR Grant Price (as defined below) for such shares. Such payment may be paid in cash or in shares of the Company's Common Stock or by a combination of the foregoing, at the time of exercise of the SAR, specified by the Program Administrators in the SAR Agreement. If any portion of the payment is paid in shares of the Company's Common Stock, such shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised and any payment in shares which calls for a payment in a fractional share shall automatically be paid in cash based on such valuation. As used herein, "SAR Exercise Date" shall mean the date on which the exercise of a SAR occurs under the SAR Agreement, "SAR Exercise Price" shall mean the Fair Market Value of a share of Common Stock on a SAR Exercise Date and "SAR Grant Price" shall mean the price which would have been the option exercise price for one share of Common Stock if the SAR had been granted as an option, or if the SAR was granted in tandem with an option, the option exercise price per share for the related option.

     Section 5. Special Terms and Conditions. Each SAR Agreement which evidences the grant of a SAR shall incorporate such terms and conditions as the Program Administrators in their sole and absolute discretion deem are not inconsistent with the terms of the SAR Plan and the agreement for Incentive Option or Nonqualified Option, if any, granted in tandem with such SAR except that: (i) if a SAR is granted in tandem with an Incentive Option or Nonqualified Option, the SAR shall be exercisable only when the related Incentive Option or Nonqualified Option is exercisable; and (ii) the Plan Participant's right to exercise a SAR granted in tandem with an Incentive Option or Nonqualified Option shall be forfeited to the extent that the Plan Participant exercises the related
Incentive Option or Nonqualified Option and the Plan Participant's right to exercise the Incentive Option or Nonqualified Option shall be forfeited to the extent the Plan Participant exercises the related SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the shares subject to such option or SAR again available for use under the General Provisions of the Plan.

     Section 6. Compliance with Securities Laws. SARs shall not be granted and shares shall not be issued with respect to any SAR granted under the SAR Plan unless the grant of that SAR or the exercise of that SAR and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that any securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on securities and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

     Section 7. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her SAR or any shares as a result thereof, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that SAR or the issuance of such shares for a period specified by the Program Administrators. Nothing in this SAR Plan or in any SAR Agreement shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 8. SAR Rights Upon Termination of Employment or Service. If a Plan Participant under this SAR Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her SAR shall terminate thirty (30) days after the date of termination of employment (unless sooner terminated in accordance with its terms); provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the SAR to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within ninety (90) days after the date of termination of employment or service, unless either the SAR Agreement or this SAR Plan otherwise provides for earlier termination.

     Section 9. Rights Upon Disability. If a Plan Participant becomes disabled within the meaning of Code Section 422(e)(3) while employed by or providing service to the Company or any subsidiary corporation, his or her SAR shall terminate six months after the date of termination of employment or service due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the SAR to be exercised (to the extent exercisable on the date of termination of employment or service) at any time within one year after the date of termination of employment due to disability, unless either the SAR Agreement or the SAR Plan otherwise provides for earlier termination.

     Section 10. Rights Upon Death. Except as otherwise limited by the Program Administrators at the time of the grant of a SAR, if an a Plan Participant under the SAR Plan dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her SAR shall expire six months after the date of death unless by its terms it expires sooner; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the SAR to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, under the SAR Agreement or the SAR Plan otherwise provides for earlier termination. During this six-month or shorter period, the SAR may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the a Plan Participant's rights under the SAR shall pass by will or by the laws of descent and distribution, but only to the extent that the Plan Participant is entitled to exercise the SAR at the date of death.

                                    PART VII

                          HOLLYWOOD PARTNERS.COM, INC.
                             OTHER STOCK RIGHTS PLAN

     Section 1. Terms and Conditions. The purpose of the Hollywood Partners.com, Inc. Other Stock Rights Plan (the "Stock Rights Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. The terms and conditions of Performance Shares, Stock Payments or Dividend
Equivalent Rights granted under the Stock Rights Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each stock rights agreement (the "Stock Rights Agreement"). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Stock Rights Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Program Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.

     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plan. Each grant of Performance Shares, Dividend Equivalent Rights or Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Stock Rights Plan.

     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company's Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at their then Fair Market Value. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, with or without the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.

     Section 6. Dividend Equivalent Rights. The Program Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Options or Nonqualified Options, SARs, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on the equivalent dividends as determined under the Stock Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if a Dividend Equivalent Right is subject to a Performance Objective.

     Section 7. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Stock Rights Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 7.

     Section 8. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Stock Rights Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 9. Rights Upon Termination of Employment or Service. If a Plan Participant under this Stock Rights Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.

                                    EXHIBIT D

                                 FORM OF BY-LAWS


                          HOLLYWOOD PARTNERS.COM, INC.

                                     By-Laws

                                    Article I

                                     OFFICES

Section 1.

     The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

     The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                   Article II

                                  STOCKHOLDERS

Section 1. ANNUAL MEETING.

     The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

     The meeting may be adjourned from time to time and place to place until its business is completed.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2. SPECIAL MEETINGS.

     Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 3. STOCKHOLDER ACTION; HOW TAKEN.

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. NOTICE OF MEETING.

     Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

Section 5. QUORUM.

     Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of shares entitled to cast not less than one-third of the votes at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the holders of shares entitled to cast a majority of such votes shall be deemed the act of the stockholders.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

Section 6. QUALIFICATION OF VOTERS.

     The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7. PROCEDURE.

     The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

     The Board shall appoint two or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.

                                   Article III

                                    DIRECTORS

Section 1. NUMBER, ELECTION AND TERMS.

     Except as otherwise fixed pursuant to the provisions of Article __ of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than nine. The Directors other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall initially serve for a term expiring at the first annual meeting of stockholders to be held after their election, with the members to hold office until their successors are elected and qualified. At the first annual meeting at which provisions of California law no longer are applicable to the Corporation pursuant to Section 2115 of the California Corporations Code the Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the first annual meeting of stockholders after such initial meeting, another class to hold office initially for a term expiring at the second annual meeting of stockholders after such initial meeting, and another class to hold office initially for a term expiring at the third annual meeting of stockholders after such initial meeting, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Except as otherwise fixed pursuant to the provisions of Article __ of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. REMOVAL

     Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. REGULAR MEETINGS.

     Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 5. SPECIAL MEETINGS.

     Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board, the President, the Vice Chairman of the Executive Committee (if there be such a committee), or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 6. NOTICE OF MEETING.

     Notice of regular meetings of the Board need not be given.

     Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7. QUORUM.

     Except as may be otherwise provided by law or in these By-Laws, the presence of one-third of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

     Less than a quorum may adjourn any meeting of the Board from time to time without notice.

Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

     Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 9. POWERS.

     The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 10. COMPENSATION OF DIRECTORS.

     Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employers shall not receive any salary or other compensation for their services as Directors.

Section 11. EMERGENCY MANAGEMENT COMMITTEE.

     The Board of Directors, by resolution, may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted hereunder shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Said Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. It shall act only during such period of attack and so long as the number of Directors able to act shall have been reduced to less than five, and until a Board of Directors has been elected by the stockholders. Such Committee shall meet as promptly as possible after the occurrence of the event herein described which would activate the Committee and at such subsequent time or times as it may designate until a Board of Directors has been duly elected. Such Committee shall as the first order of business elect an Executive Committee from among its members and a chairman thereof, who shall be the chief executive officer of the Corporation. Such Executive Committee shall function in the same manner and possess the same powers as the Executive Committee of the Board of Directors, as provided in Article V of these By-Laws, and shall have as many members as shall be provided by resolution of the Board. Such Committees shall make their own rules of procedure except to the extent otherwise provided by resolution of the Board. A majority of the members of the Committees able to act shall constitute a quorum. The physical presence of a member shall not be required if his vote on an action to be taken can be obtained by available means of communication. Any vacancy occurring in said Committees caused by resignation, death or other incapacity may be filled by a majority of the remaining members of the Emergency Management Committee and any member so chosen shall serve until a Board of Directors has been duly elected.

                                   Article IV

                                    OFFICERS

Section 1. NUMBER.

     The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a President, such number of Vice Chairmen of the Board as the Board may from time to time determine, such number of Vice Presidents as the Board may from time to time determine, a Secretary, a Treasurer and a Controller. The Chairman of the Board shall be the Chief Executive Officer. The Chairman of the Board or, in his absence or if such office be vacant, the President or, in his absence or if such office be vacant, a member of the Executive Committee who is designated by the Board, shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices at the same time. The Chairman of the Board, the President and the Vice Chairmen of the Board shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

Section 2. ADDITIONAL OFFICERS.

     The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3. TERMS OF OFFICE.

     All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4. DUTIES.

     The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the chief executive officer.

                                    Article V

                               EXECUTIVE COMMITTEE

Section 1. ELECTION.

     At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the President, the Vice Chairmen of the Board, if any, and not less than two other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. The Chairman of the Board shall be the Chairman of the Executive Committee, and the Vice Chairman of the Board so designated by the Board shall be the Vice Chairman thereof. Members of the Executive Committee shall be members of the Board.

Section 2. POWERS.

     The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that it shall have no power to (a) elect directors or officers; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to the Executive Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of the Executive Committee; or (e) take any other action which legally may be taken only by the Board.

Section 3. RULES.

     The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally.

Section 4. VACANCIES.

     Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire Board.

                                   Article VI

                                OTHER COMMITTEES

Section 1.  APPOINTMENT AND POWERS.

     The Board of Directors may from time to time, by resolution passed by majority of the whole Board, designate one or more other committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

                                   Article VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. INDEMNIFICATION.

     The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation, or served any other enterprise as a director, officer or employee at the request of the Corporation.

     For purposes of this Section, service "at the request of the Corporation" shall include, without limitation, (a) service as a director, officer or employee of a majority-owned subsidiary of the Corporation and (b) service by a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation (i) as a director or officer of an enterprise in which the Corporation holds, directly or indirectly, an ownership interest, (ii) with respect to an employee benefit plan, when such person's service as a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation imposes duties on, or involves services by, such person with respect to such plan, and (iii) as a director, officer or employee of an enterprise other than that referred to in (i) when such person's service as a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation imposes duties on, or involves services by, such person with respect to such enterprise.

Section 2. GENERAL.

     The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each director, officer and employee referred to in such provisions who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled apart from the provisions of this Article.

                                  Article VIII

                                WAIVER OF NOTICE

Section 1.  WAIVER OF NOTICE.

     Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   Article IX

                                      SEAL

Section 1.

     The Corporate seal shall bear the name of the Corporation, the date 1989 and the words "Corporate Seal, Delaware."

                                    Article X

                                   AMENDMENTS

Section 1. AMENDMENT OF BY-LAWS.

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                   Article XI

                                EMERGENCY BY-LAWS

Section 1. Emergency By-Laws.

     The Emergency By-Laws provided in this Section 1 shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding By-Laws or in the Certificate of Incorporation or in the law. To the extent not inconsistent with provisions of this Section, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination the Emergency By-Laws shall cease to be operative. Any amendments of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

     During any such emergency: (A) A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting; (B) The director or directors in attendance at the meeting shall constitute a quorum; (C) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting; (D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties; (E) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do; and (F) To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

     No officer, director or employee acting in accordance with any Emergency By-Laws shall be liable except for willful misconduct.

     These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders.

                                    EXHIBIT E

                      LIST OF PENDING CONTRACTS OF COMPANY

     Acquisition of, investments in or alliances with product, distribution, direct sales or similar companies, primarily related to the food industry.

     Licensing and similar contracts with intellectual property owners or licensing or sublicensing of intellectual property to third parties.

                                  SCHEDULE 1.9

                             PRINCIPAL STOCKHOLDERS

                                  SCHEDULE 1.16

                          DELINQUENT SECURITIES FILINGS

     In 1989, Public Company offered and sold securities to non-accredited investors in the states of California and Colorado. Public Company effected such offers and sales in reliance on the exemption from registration or qualification in the states of California and Colorado. Public Company did not make the filings regarding the exemptions required by California and Colorado in connection with such offers and sales, but Public Company represents and warrants that such offers and sales were exempt from such registration and qualification despite the lack of such filings.

                                 SCHEDULE 1.18

                                   TAX MATTERS

     Public Company has not made any filings with the Internal Revenue Service since its formation. All such returns are delinquent and may subject Public Company to late filing fines and penalties. Public Company does not owe any federal or state taxes for any prior periods, except any minimum tax imposed by the Internal Revenue Service of approximately $250 per year.